Exhibit 2.1



                           STOCK PURCHASE AGREEMENT

                                by and between

                         KEYSTONE TECHNOLOGIES, L.L.C.
                               KENNETH P. FELIS,
                             MICHAEL J. ZUBRETSKY,
                                RICHARD ZUCKER,
                                      and
                                 TIMOTHY DOLAN

                                  as Sellers

                                      and

                         OPTICAL SECURITY GROUP, INC.

                                   as Buyer



                              September 15, 1999

                               TABLE OF CONTENTS



1. PURCHASE AND SALE OF STOCK AND INTERESTS.................................  1
   ----------------------------------------

2. PURCHASE PRICE AMOUNT....................................................  1
   ---------------------
     2.1  Net Embossed Holography Revenues..................................  2
          --------------------------------
     2.2  Ordinary Course of Business Revenues..............................  2
          -------------------------------------
     2.3  Audit Period......................................................  2
          ------------
     2.4  Calculation of Net Embossed Holography Revenues...................  2
          -----------------------------------------------
     2.5  Final Calculations................................................  2
          ------------------

3. PAYMENT OF PURCHASE PRICE................................................  2
   -------------------------
     3.1  Cash..............................................................  2
          ----
     3.2  Note..............................................................  2
          ----
     3.3  Note Adjustment...................................................  3
          ---------------
     3.4  OpSec Stock.......................................................  3
          -----------
     3.5  OpSec Stock Value.................................................  3
          -----------------
     3.6  Sellers' Put Option...............................................  3
          -------------------
     3.7  Bridgestone Debt..................................................  4
          ----------------
     3.8  [Intentionally Omitted.]..........................................  5
          ------------------------
     3.9  Purchase Price Adjustment.........................................  5
          -------------------------
     3.10 Allocation of Purchase Price Among Sellers........................  5
          ------------------------------------------

4. SELLERS' GENERAL REPRESENTATIONS, AND WARRANTIES.........................  5
   ------------------------------------------------
     4.1  Bridgestone Organization; Standing................................  5
          ----------------------------------
     4.2  Label Systems, LLC Organization; Standing.........................  5
          -----------------------------------------
     4.3  Label Systems, Inc. Organization; Standing........................  6
          ------------------------------------------
     4.4  Capitalization....................................................  6
          --------------
     4.5  Shares and Interests..............................................  7
          --------------------
     4.6  Authority; Binding Obligation.....................................  7
          -----------------------------
     4.7  No Violation......................................................  7
          ------------
     4.8  Licenses, Permits, and Authorizations.............................  7
          -------------------------------------
     4.9  Financial Statements..............................................  8
          --------------------
     4.10 Condition and Sufficiency of Assets...............................  8
          -----------------------------------
     4.11 Tangible Personal Property........................................  9
          --------------------------
     4.12 Leased Property...................................................  9
          ---------------
     4.13 Inventory.........................................................  9
          ---------
     4.14 Bank Accounts and Powers of Attorney..............................  9
          ------------------------------------
     4.15 Records........................................................... 10
          -------
     4.16 Absence of Certain Changes........................................ 10
          --------------------------
     4.17 Employees and Consultants......................................... 10
          -------------------------

     4.18  Litigation.......................................................  11
           ----------
     4.19  Contracts........................................................  11
           ---------
     4.20  No Bankruptcy....................................................  13
           -------------
     4.21  Tax Returns......................................................  13
           -----------
     4.22  Environmental Liability..........................................  14
           -----------------------
     4.23  Compliance With Zoning and Planning Regulations..................  16
           -----------------------------------------------
     4.24  Employment and Employment Practices..............................  16
           -----------------------------------
     4.25  Accounts Receivable..............................................  16
           -------------------
     4.26  Liabilities......................................................  16
           -----------
     4.27  Intellectual Property............................................  17
           ---------------------
     4.28  Insurance........................................................  17
           ---------
     4.29  Employee Benefit Plans...........................................  18
           ----------------------
     4.30  Warranty Claims..................................................  18
           ---------------
     4.31  Computer Programs................................................  18
           -----------------
     4.32  No Finder's Fee..................................................  19
           ---------------
     4.33  Illegal Payments.................................................  19
           ----------------
     4.34  Shareholder Notes................................................  19
           -----------------
     4.35  Full Disclosure..................................................  19
           ---------------

5. REPRESENTATIONS AND WARRANTIES OF SELLERS WITH RESPECT TO THE
   -------------------------------------------------------------
   ACQUISITION OF THE SHARES................................................  19
   -------------------------
     5.1   Sophistication; Investment Intent................................  19
           ---------------------------------
     5.2   Availability of Public Documents.................................  20
           --------------------------------
     5.3   Unregistered Shares..............................................  20
           -------------------
     5.4   Restrictive Legend...............................................  20
           ------------------
     5.5   Opportunity to Discuss Terms.....................................  20
           ----------------------------

6. REPRESENTATIONS AND WARRANTIES OF BUYER..................................  20
   ---------------------------------------
     6.1   Good Standing; Organization......................................  20
           ---------------------------
     6.2   Authority; Binding Obligation....................................  20
           -----------------------------
     6.3   Governmental Consents............................................  21
           ---------------------
     6.4   Capitalization...................................................  21
           --------------
     6.5   No Violation.....................................................  21
           ------------
     6.6   Litigation.......................................................  21
           ----------
     6.7   No Bankruptcy....................................................  21
           -------------
     6.8   No Finder's Fee..................................................  21
           ---------------
     6.9   Investment Intent................................................  22
           -----------------

7. COVENANTS OF SELLERS.....................................................  22
   --------------------
     7.1   Access to Information............................................  22
           ---------------------
     7.2   Conduct of Business..............................................  22
           -------------------
     7.3   Acquisition Proposals............................................  23
           ---------------------
     7.4   Third Party Consents.............................................  23
           --------------------

8.  ADDITIONAL AGREEMENTS AND COVENANTS.....................................  23
    -----------------------------------
      8.1   Reasonable Best Efforts.........................................  23
            -----------------------
      8.2   Performances....................................................  24
            ------------
      8.3   Confidentiality.................................................  24
            ---------------
      8.4   Amendment of Schedules..........................................  24
            ----------------------
      8.6   Transition Services Agreement...................................  25
            -----------------------------
      8.7   Non-Competition, Confidentiality and Cross-Marketing
            ----------------------------------------------------
            Agreements......................................................  25
            ----------
      8.8   Options to Purchase Imaging, LLC and Label Systems, LLC.........  25
            -------------------------------------------------------
      8.9   Zucker Employment Agreement.....................................  25
            ---------------------------
      8.10  Zubretsky and Felis Employment Agreements.......................  25
            -----------------------------------------
      8.11  Board Representation............................................  25
            --------------------
      8.12  Bridgestone Premises Leases.....................................  25
            ---------------------------
      8.13  Certain Bridgestone Obligations.................................  26
            -------------------------------
      8.14  Closing Balance Sheet of Bridgestone............................  26
            ------------------------------------
      8.15  Inventory Count.................................................  26
            ---------------
      8.16  Receivables Schedule............................................  26
            --------------------
      8.17  Customer Purchase Orders........................................  27
            ------------------------
      8.18  Bridgestone Purchase Orders.....................................  27
            ---------------------------
      8.19  Transfer of Assets of Photo Polymer Business....................  27
            --------------------------------------------
      8.20  Releases........................................................  27
            --------

9.  CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE.............................  27
    -------------------------------------------
      9.1   Representations and Warranties True.............................  27
            -----------------------------------
      9.2   Covenants and Agreements Performed..............................  27
            ----------------------------------
      9.3   Opinion of Counsel to Sellers...................................  28
            -----------------------------
      9.4   Approval of Counsel to Buyer....................................  28
            ----------------------------
      9.5   Due Diligence...................................................  28
            -------------
      9.6   Other Documents.................................................  28
            ---------------
      9.7   Legal Proceedings...............................................  28
            -----------------
      9.8   Consents........................................................  28
            --------

10. CONDITIONS PRECEDENT TO SELLERS' PERFORMANCE............................  28
    --------------------------------------------
      10.1  Representations and Warranties True.............................  28
            -----------------------------------
      10.2  Covenants and Agreements Performed..............................  28
            ----------------------------------
      10.3  Approval of Counsel to Sellers..................................  28
            ------------------------------
      10.4  Opinion of Counsel to Buyer.....................................  29
            ---------------------------
      10.5  Other Documents.................................................  29
            ---------------
      10.6  Legal Proceedings...............................................  29
            -----------------

11.  CLOSING...............................................................   29
     -------
      11.1  General........................................................   29
            -------
      11.2  Closing Transactions...........................................   29
            --------------------

12.  EXPENSES OF SALE......................................................   30
     ----------------

13.  BRIDGESTONE TAX MATTERS...............................................   30
     -----------------------
      13.1  Liability for Taxes............................................   30
            -------------------
      13.2  Preparation and Filing of Tax Returns..........................   31
            -------------------------------------
      13.3  Cooperation, Records...........................................   31
            --------------------

14.  TERMINATION...........................................................   32
     -----------
      14.1  Termination....................................................   32
            -----------
      14.2  Effect of Termination..........................................   33
            ---------------------

15.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION..........................   33
     --------------------------------------------
      15.1  Survival.......................................................   33
            --------
      15.2  Indemnification by Sellers.....................................   33
            --------------------------
      15.3  Indemnification by Sellers-Environmental Matters...............   34
            ------------------------------------------------
      15.4  Limitation on Damages..........................................   34
            ---------------------
      15.5  Indemnification by Buyer.......................................   34
            ------------------------

16.  MISCELLANEOUS.........................................................   35
     -------------
      16.1  Notices........................................................   35
            -------
      16.2  Governing Law..................................................   36
            -------------
      16.3  Succession.....................................................   36
            ----------
      16.4  Entireties.....................................................   36
            ----------
      16.5  Severability...................................................   36
            ------------
      16.6  Cooperation....................................................   37
            -----------
      16.7  Paragraph Headings.............................................   37
            ------------------
      16.8  Amendment......................................................   37
            ---------
      16.9  Press Releases and Public Announcements........................   37
            ---------------------------------------
      16.10 Gender.........................................................   37
            ------
      16.11 [Intentionally Omitted.........................................   37
            ----------------------
      16.12 Counterparts; Facsimile Signatures.............................   37
            ----------------------------------
      16.13 Remedies Not Exclusive.........................................   37
            ----------------------
      16.14 Attorneys' Fees................................................   37
            ---------------
      16.15 Waiver.........................................................   38
            ------
      16.16 Time...........................................................   38
            ----

Exhibits:

     A.   Note
     B.   Escrow Agreement
     C.   Registration Rights Agreement
     D.   Financial Statements
     E.   Motorola Supply Agreement
     F.   Transitional Services Agreement
     G-1. Non-Competition, Confidentiality and Cross-Marketing Agreement G-2. Confidentiality and Non-Solicitation Agreement
     H-1. Label Systems Option Agreement
     H-2. Imaging Option Agreement
     I.   Zucker Employment Agreement
     J.   Release
     K.   Wollmuth Maher & Deutsch LLP Opinion
     L.   Lohf, Shaiman & Jacobs, P.C. Opinion

Schedules:

     2.1-1  Embossed Holography Customers
     2.1-2  Embossed Holography Prospective Customers
     3.10   Allocation of Purchase Price Among Sellers
     4.5    Shares and Interests
     4.7    No Violation
     4.8    Licenses, Permits, and Authorizations
     4.10   Condition and Sufficiency of Assets
     4.11   Tangible Personal Property
     4.12   Leased Property
     4.13   Inventory
     4.14   Bank Accounts and Powers of Attorney
     4.17   Employees and Consultants
     4.18   Litigation
     4.19   Contracts
     4.21   Tax Returns
     4.22   Environmental Liability
     4.23   Intellectual Property
     4.26   Liabilities
     4.28   Insurance
     4.29   Employee Benefit Plans
     4.30   Warranty Claims
     4.34   Shareholder Notes
     8.19   Photo Polymer Business
    15.2    Indemnification by Sellers
    15.4    Limitation on Damages

     This Stock Purchase Agreement (the "Agreement") is made and entered this 15th day of September, 1999, by and between KEYSTONE TECHNOLOGIES, L.L.C., a Delaware limited liability company, KENNETH P. FELIS, MICHAEL J. ZUBRETSKY, RICHARD ZUCKER, and TIMOTHY DOLAN (individually referred to by last name and collectively as "Sellers"), OPTICAL SECURITY GROUP, INC. a Colorado corporation ("Buyer"), and concerning the stock of BRIDGESTONE TECHNOLOGIES, INC., a Delaware corporation ("Bridgestone"), the membership interests of LABEL SYSTEMS ACQUISITION LLC, a Connecticut limited liability company ("Label Systems, LLC") and the membership interests of KEYSTONE IMAGING TECHNOLOGIES, L.L.C., a Delaware limited liability company ("Imaging, LLC"). Label Systems, LLC and Imaging, LLC are sometimes referred to herein collectively as the "LLCs."

                               R E C I T A L S:
                               ---------------

A. Sellers own 100% of the issued and outstanding common stock of Bridgestone and 100% of the membership interests of Label Systems, LLC and Imaging, LLC. Label Systems, LLC owns 100% of the issued and outstanding common stock of Label Systems, Inc., a Connecticut corporation ("Label Systems, Inc.").

B. Sellers wish to sell to Buyer, and Buyer wishes to purchase from Sellers, all of the issued and outstanding common stock of Bridgestone (the "Bridgestone Stock") and 19.9% of the membership interests of each of Label Systems, LLC and Imaging, LLC (the "LLC Interests") subject to the conditions of this Agreement.

C. Sellers also wish to sell to Buyer and Buyer also wishes to purchase from Sellers certain notes (the "Shareholder Notes"), which notes evidence indebtedness owed by Bridgestone to the Sellers in the amounts set forth opposite their names on Schedule 4.34.

     NOW THEREFORE, in consideration of the Recitals, the mutual promises, covenants, agreements, representations, and warranties contained in this Agreement, and the monetary consideration described below, the receipt and sufficiency of which are acknowledged, the parties, intending to be bound, agree as follows:

     1.    PURCHASE AND SALE OF STOCK AND INTERESTS.  On the Closing Date (as
           ----------------------------------------
defined below), Sellers shall sell, assign, convey and deliver to Buyer the Bridgestone Stock, the LLC Interests, and the Shareholder Notes, and Buyer shall purchase and acquire from Sellers the Bridgestone Stock, the LLC Interests, and the Shareholder Notes, free and clear of all liens, pledges, or other encumbrances.

     2.    PURCHASE PRICE AMOUNT.   Buyer shall purchase the Bridgestone Stock,
           ---------------------
the LLC Interests, and the Shareholder Notes for a purchase price (the "Purchase Price") equal to two times Net Embossed Holography Revenues (as defined below) of up to $9 million, plus 1.6 times Net Embossed Holography Revenues (as defined below) in excess of $9 million, all as calculated during the Audit Period (as defined below). The Purchase Price is subject to the adjustment described in Section 3.9, but, in no event, shall the Purchase Price be less than the consideration set forth in Sections 3.1, 3.4 (as adjusted pursuant to Section 3.9) and 3.7.

           2.1   Net Embossed Holography Revenues.  "Net Embossed Holography
                 --------------------------------
     Revenues" means all Ordinary Course of Business Revenues arising from the sale of embossed holography products, excluding sales to affiliates, subsidiaries and sister companies, and entities under common control ("Intercompany Sales"), returns, claims, offsets, allowances and freight, arising from Bridgestone's existing embossed holography business and received from existing customers identified on Schedule 2.1-1 (and from prospective customers identified on Schedule 2.1-2), and as calculated pursuant to Section 2.4, below.

           2.2   Ordinary Course of Business Revenues. Unless otherwise approved
                 ------------------------------------
     mutually by Buyer and Sellers, "Ordinary Course of Business Revenues" means
     (a) revenues generated in the ordinary course of Bridgestone's business from the customers listed on Schedule 2.1-1, which Buyer hereby approves, and (b) other revenues, from prospective customers listed on Schedule 2.1-2, from whom Bridgestone has not previously received material revenue, based upon the customer pricing listed on Schedule 2.1-2, which Buyer hereby approves.

           2.3   Audit Period.  "Audit Period" means the 13 month period
                 ------------
     commencing on the Effective Date.

           2.4   Calculation of Net Embossed Holography Revenues.  "Net Embossed
                 -----------------------------------------------
     Holography Revenues" shall be equal to the sum of such revenues for the 11 month period commencing on the Effective Date, plus the arithmetic average of such revenues for the 11/th/, 12/th/ and 13/th/ months following the "Effective Date," as defined in Section 11.1, below.

           2.5   Final Calculations.  The final calculations of Net Embossed
                 ------------------
     Holography Revenues must be confirmed by Ernst & Young LLP. The cost of the accounting efforts will be borne by the Buyer.

     3.    PAYMENT OF PURCHASE PRICE.   Buyer shall pay the Purchase Price as
           -------------------------
follows:

           3.1   Cash.   Buyer shall pay to Sellers $8 million in cash or other
                 ----
     good funds at Closing.

           3.2   Note. Buyer shall execute and deliver to Sellers its promissory
                 ----
     note (the "Note") in the initial principal amount of $1.5 million. The Note shall be due and payable 27 months after the Effective Date, shall bear no interest for the first 12 months, shall accrue interest on the principal amount as adjusted pursuant to Section 3.3, at the Citibank N.A. Base Rate thereafter, and shall be in the form prescribed by Exhibit A, attached hereto and incorporated herein by reference, and shall be subject to adjustment, as provided in Section 3.3, on the date which is 90 days after the first anniversary of the Effective Date (the

     "Adjustment Date"). Buyer shall also pay to Sellers an amount equal to the difference, if any, between Seller's federal and state income tax liability for imputed interest over the first 12 months of the term of the Note, and Sellers' federal and state tax liability if such imputed interest had been taxed at capital gains rates.

           3.3   Note Adjustment. The initial principal due on the Note shall be
                 ---------------
     adjusted, but not below zero, on the Adjustment Date, retroactively to the Effective Date, to an amount equal to the Purchase Price Amount minus the consideration, as adjusted, paid by the Buyer pursuant to Sections 3.1
     (Cash), 3.4 (OpSec Stock), and 3.7 (Bridgestone Debt). If adequate information to calculate the adjustment is not available to all parties on the Adjustment Date, the parties will negotiate in good faith to extend the Adjustment Date and provide sufficient information to calculate the adjustment.

           3.4   OpSec Stock.   Buyer shall deliver to a mutually acceptable
                 -----------
     escrow agent at Closing 333,333 shares of fully paid and non-assessable restricted Buyer common stock (the "OpSec Stock"), to be disbursed to Sellers on the date 15 months after Closing, on the express condition that Net Embossed Holography Revenues for the Audit Period exceed $1 million, which amount is to be determined by the accounting firm of Lagana Roberge & Co.. If this condition is not satisfied, the escrow agent shall return the OpSec Stock to Buyer upon Buyer's written request to do so. The parties shall execute an escrow agreement at Closing (the "Escrow Agreement") to effectuate the purposes of this Section 3.4, in the form of Exhibit B attached hereto and incorporated herein by reference. The OpSec Stock shall be entitled to certain piggyback registration rights and tag along rights in the event of a sale of all or substantially all of the assets or stock of Buyer to a third party, or a merger in which Buyer participates but is not the surviving entity. The registration and tag along rights are as specified in the Registration Rights Agreement attached hereto as Exhibit C and incorporated herein by reference.

           3.5   OpSec Stock Value.   Buyer guarantees that the OpSec Stock held
                 -----------------
     by Sellers will have a Current Market Value of at least $2 million, i.e., $6.00 per share, on the date 27 months after the Effective Date (the "Value Date") adjusted as provided in Section 3.9 (the "OpSec Stock Value"). "Current Market Value" means the arithmetic average closing price of OpSec Stock on the relevant NASDAQ Stock Market for 30 trading days prior to the Value Date. In the event the Current Market Value on the Value Date is less than the OpSec Stock Value, Buyer shall deliver a sufficient additional number of shares of OpSec Stock to satisfy the difference unless Sellers have exercised the option described in Section 3.6.

           3.6   Sellers' Put Option. No sooner than 12 months after Closing and
                 -------------------
     no later than 90 days prior to the Value Date, one or more of the Sellers (the "Electing Sellers") may exercise the option to require Buyer to repurchase 50% or more of each Electing Seller's OpSec Stock by providing written notice to Buyer. The Electing Sellers' exercise of this option shall relieve Buyer of the obligations set forth in Section 3.5 as to each Electing Seller. The repurchase price for the OpSec Stock shall be 85% of the OpSec Stock Value per share, payable by Buyer, no later than 30 days following the determination of the value of the LLC Interests as provided in Section 3.6.3 (the date of such payment referred to as the "Put Closing Date"), at Buyer's sole discretion, either

                 3.6.1 In cash or other good funds, or

                 3.6.2 By re-transferring all or a portion of the LLC Interests to the Electing Sellers up to their percentages set forth in Schedule 3.10, valued as provided in Section 3.6.3, and paying any deficiency between the OpSec Stock Value and such value in cash or other good funds.

                 3.6.3 The value of the LLC Interests shall be equal to the total of the following:

                       (A) The percentage of membership interests of Imaging, LLC being re-transferred to the Sellers multiplied by the sum of two times (i) the Net Photo Polymer Revenues, as defined in the Imaging, LLC Option Agreement, less Imaging, LLC's existing debt (excluding accounts payable incurred in the ordinary course of business which are not past due) on the Put Closing Date and (ii) the Contingent Revenues, as defined in the Imaging, LLC Option Agreement, if any. If Buyer does not give the Preliminary Exercise Notice required under the Imaging, LLC Option Agreement, in order to calculate the Contingent Revenues, Sellers shall provide Buyer with a list of the Prospective Customers, as defined in the Imaging, LLC Option Agreement, no later than the Second Anniversary of the Effective Date.

                       (B) The percentage of membership interests of Label Systems, LLC being re-transferred to the Sellers multiplied by the sum of (i) the Net Revenues, as defined in the Label Systems, LLC Option Agreement, less Label Systems, LLC's existing debt on the Put Closing Date and (ii) the Contingent Revenues, as defined in the Label Systems, LLC Option Agreement, if any. If Buyer does not give the Preliminary Exercise Notice required under the Label Systems, LLC Option Agreement, in order to calculate the Contingent Revenues, Sellers shall provide Buyer with a list of the Prospective Customers, as defined in the Label Systems, LLC Option Agreement, no later than the Second Anniversary of the Effective Date .

           3.7   Bridgestone Debt.  At Closing, Buyer shall accept Bridgestone
                 ----------------
     with its obligations under the Shareholder Notes, obligations incurred in the ordinary course of business, and no more than $1 million owed to Fleet Bank. This $1 million debt to Fleet Bank shall be considered part of the Purchase Price.

           3.8   [Intentionally Omitted.]
                 ------------------------

           3.9   Purchase Price Adjustment.  The Purchase Price Amount described
                 -------------------------
     in Section 2, shall be reduced dollar for dollar to the extent the Final Closing Balance Sheet, required by Section 8.14, does not reflect at least $850,000 in Net Tangible Assets or increased dollar for dollar to the extent the Final Closing Balance Sheet, required by Section 8.14, reflects Net Tangible Assets over $1,050,000 (the "Purchase Price Adjustment"). The Purchase Price Adjustment shall reduce or increase the OpSec Stock portion of the Purchase Price described in Section 3.4. "Net Tangible Assets" means the book value on the Effective Date, calculated using generally accepted accounting principles consistently applied, of all of Bridgestone's inventory, accounts receivable, cash, cash equivalents, and equipment, minus all of Bridgestone's debts, accrued liabilities and other obligations; provided that for purposes of this Section 3.9, Net Tangible Assets shall be increased by the margin on customer orders not yet recognized by Bridgestone for all Bridgestone's work in progress and finished goods (whether or not shipped) which have not been invoiced prior to Closing.

           3.10  Allocation of Purchase Price Among Sellers. All payments made
                 ------------------------------------------
as part of the Purchase Price shall be allocated and/or paid to Sellers in the proportions set forth on Schedule 3.10.

     4.   SELLERS' GENERAL REPRESENTATIONS, AND WARRANTIES.  Sellers jointly,
          ------------------------------------------------
severally, and individually, represent, and warrant to Buyer as follows:

           4.1   Bridgestone Organization; Standing.   Bridgestone is a
                 ----------------------------------
     corporation duly organized and in good standing under the laws of the state of Delaware and (a) has all requisite corporate power and authority to carry on its business as now conducted, (b) has all governmental and other authorizations, licenses, or permits necessary to carry on its business as now conducted, (c) has no subsidiaries and owns no security or similar interests in any corporation or other entity, (d) has delivered to Buyer complete and correct copies of its articles or certificate of incorporation, and Bylaws as currently in effect.

           4.2   Label Systems, LLC Organization; Standing. Label Systems, LLC
                 -----------------------------------------
is a limited liability company duly organized and in good standing under the laws of the state of Connecticut and (a) has all requisite power and authority to carry on its business as now conducted; (b) has all governmental and other authorizations, licenses, or permits necessary to carry on its business as now conducted, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect, as defined below; (c) has no subsidiaries, other than Label Systems, Inc., and owns no security or similar interests in any corporation or other entity; (d) has delivered to Buyer complete and correct copies of its articles of organization, operating agreement and bylaws as currently in effect. For purposes of this Agreement, the term Material Adverse Effect shall refer to any events, individually or in combination with other events, which would have a material adverse effect on the financial condition, business, earnings, assets, or condition of Bridgestone, Label Systems, LLC, or Label Systems, Inc.

           4.3    Label Systems, Inc. Organization; Standing. Label Systems,
                  ------------------------------------------
     Inc. is a corporation duly organized and in good standing under the laws of the state of Connecticut and (a) has all requisite corporate power and authority to carry on its business as now conducted, (b) has all governmental and other authorizations, licenses, or permits necessary to carry on its business as now conducted, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect, (c) has no subsidiaries and owns no security or similar interests in any corporation or other entity, (d) has delivered to Buyer complete and correct copies of its articles or certificate of incorporation, and Bylaws as currently in effect.

           4.3(a) Imaging, LLC Organization; Standing. Imaging, LLC is a
                  -----------------------------------
     limited liability company duly organized and in good standing under the laws of the state of Connecticut and (a) has all requisite power and authority to carry on its business as now conducted, (b) has all governmental and other authorizations, licenses, or permits necessary to carry on its business as now conducted, except where the failure to be so qualified or licensed and in good standing would not have a Material Adverse Effect, (c) has no subsidiaries and owns no security or similar interests in any corporation or other entity, (d) has delivered to Buyer complete and correct copies of its articles of organization, operating agreement and bylaws as currently in effect.

           4.4   Capitalization.  The authorized capital stock of Bridgestone
                 --------------
     consists of 1,000 shares of common stock, no par value per share, of which 400 shares are issued and outstanding and no shares are held in Bridgestone's treasury. The LLC Interests are described by owner, percentage and capital account balances on Schedule 4.4. The authorized capital stock of Label Systems, Inc. consists of 500 shares of common stock, par value $100 per share, of which 100 shares are issued and outstanding and no shares are held in Label Systems Inc.'s treasury. All outstanding shares of the capital stock of Bridgestone and Label Systems, Inc. and all the LLCs' membership interests have been validly issued and are fully paid and nonassessable, and no shares of capital stock of Bridgestone or Label Systems Inc. or membership interests of the LLCs are subject to, nor have any been issued in violation of, pre-emptive or similar rights. All issuances, sales, and repurchases of Bridgestone or Label Systems Inc.'s capital stock and of the LLCs' membership interests have been effected in compliance with applicable federal, state, and local law including federal and state securities laws. Except as set forth in this section, there are outstanding (a) no voting securities or other shares of capital stock of Bridgestone or Label Systems Inc. or membership or economic interests of the LLCs, (b) no securities of Bridgestone, the LLCs or Label Systems, Inc. convertible into or exchangeable for voting securities or other shares of capital stock of Bridgestone, Label Systems, Inc. or interests in the LLCs, (c) no options or other rights to acquire from Sellers, Bridgestone, the LLCs or Label Systems, Inc., and no obligation of Sellers, Bridgestone, the LLCs or Label Systems, Inc. to issue or sell, any voting securities or other shares of capital stock of Bridgestone or Label Systems, Inc., or interests in the LLCs, or any securities of Bridgestone, the LLCs or Label Systems, Inc. convertible into or exchangeable for voting securities or capital stock, or interests, and
     (d) no equity equivalents, interests in the ownership or earnings, or other similar rights of or with respect to Bridgestone, the LLCs or Label Systems, Inc. Except for the agreements identified on Schedule 4.4, no Seller is a party to, and none of them is aware of, any buy-sell or voting agreement, voting trust, or similar agreement or arrangement relating to the capital stock or interests of Bridgestone, the LLCs or Label Systems, Inc.

           4.5   Shares and Interests. Sellers are the only record and
                 --------------------
     beneficial owners of the capital stock of Bridgestone and Label Systems, Inc. and the interests in the LLCs. Each of the Sellers own the number of shares of capital stock of Bridgestone and interests in the LLCs set forth opposite his or its name on Schedule 4.5. Upon consummation of the transactions contemplated hereby, Buyer will acquire good and marketable title to the Bridgestone Stock and the LLC Interests, free and clear of any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, restrictions, or other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

           4.6   Authority; Binding Obligation. This Agreement, and each
                 -----------------------------
     document executed by Sellers in connection herewith, constitute the valid and binding obligations of Sellers, enforceable in accordance with its terms, subject only to applicable bankruptcy, insolvency, and other laws affecting the rights of creditors generally, and the discretion of the courts in granting equitable remedies.

           4.7   No Violation.  Except as set forth on Schedule 4.7, the
                 ------------
     execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby by Sellers will not conflict with or result in a breach of any provision of or default under, or give rise to any right of termination, cancellation, or acceleration under the terms of, as the case may be (a) Bridgestone's, Label Systems Inc.'s or the LLCs's charter, Bylaws, or other governing instruments of Bridgestone, Label Systems, Inc. or the LLCs; (b) any bond, mortgage, lien, lease, note, agreement, contract, commitment, license, permit or other instrument to which Sellers, Bridgestone, Label Systems, Inc. or the LLCs are parties;
     (c) any law, rule or regulation; or (d) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body, domestic or foreign, nor are Sellers aware of any violation of the above.

           4.8   Licenses, Permits, and Authorizations. Bridgestone, the LLCs
                 -------------------------------------
     and Label Systems, Inc. have the licenses, permits, and authorizations shown on Schedule 4.8 and, to the best of Sellers' knowledge, all governmental licenses, permits, and authorizations (federal, state and local) necessary to conduct their businesses, including all state authorizations to transact business as a foreign corporation, and such licenses or permits are in full force and effect, no violations are or have been recorded in respect of any of such licenses or permits, and no proceeding is pending or, to the best of each Seller's knowledge, threatened looking toward the revocation or limitation of any of such licenses or permits, and Bridgestone, the LLCs and Label Systems, Inc. each have complied in all material respects with the antitrust laws as they relate to the purchase, distribution and sale of its products and services, and with all other material laws, rules, regulations and orders applicable to their business.

           4.9   Financial Statements.  Sellers have delivered to Buyer accurate
                 --------------------
     and complete copies of audited balance sheets of Bridgestone and Label Systems, Inc. as of December 31/st/, for each of the years 1996, 1997, and 1998, and for Bridgestone the related audited statements of income, changes in shareholders equity, and cash flows for each of the fiscal years then ended, and for Label Systems, Inc.'s statements of income, changes in shareholders' equity, and cash flows unaudited for fiscal years 1996 and 1997 and audited for fiscal year 1998, together thereon with the report of Lagana, Roberge & Co., independent certified public accountants (the "Historical Financial Statements") and Bridgestone's, the LLCs', and Label Systems, Inc.'s unaudited balance sheets as of July 31, 1999, or for Imaging, LLC, as of its date of organization (the "Latest Balance Sheets") and the related unaudited statements of income, stockholder equity and cash flows for the 7-month period then ended (the "Latest Financial Statements"), certified by Bridgestone's, the LLCs', and Label Systems, Inc.'s chief financial officer or manager, (collectively, the "Financial Statements") copies of which are attached hereto as Exhibit D. The Financial Statements (a) have been prepared from the books and records of Bridgestone, the LLCs or Label Systems, Inc., as the case may be, in conformity with generally accepted accounting principles applicable in the United States, and (b) accurately and fairly present, in all material respects, the financial position of Bridgestone, the LLCs, and Label Systems, Inc., as of the respective dates thereof and the results of operations and cash flows for the periods referenced in such Financial Statements, subject to year-end adjustments, which will not be material in the aggregate. The statements of income included in the Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and include all adjustments, which consist only of normal recurring accruals, necessary for such fair presentation. All financial projections, forecasts, and other forward looking information ("Projections") provided by Sellers to Buyer were, as of their respective dates, prepared in good faith and on the basis that Sellers believed to be reasonable. Sellers have based these Projections on their current expectations and projections about future events and undertake no obligation to update or revise any Projections after Closing, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the Projections may not occur.

           4.10  Condition and Sufficiency of Assets.  Except as set forth on
                 -----------------------------------
     Schedule 4.10, the properties owned, leased, or used by Bridgestone, the LLCs or Label Systems, Inc., as the case may be, are (i) in the case of tangible assets and properties, in good operating condition and repair (ordinary wear and tear excepted) and have been maintained in accordance with standard industry practice, (ii) suitable for the purposes used, and
     (iii) adequate and sufficient for the normal operation of the business, as presently conducted. Bridgestone, the LLCs or Label Systems, Inc. owns or has a valid leasehold interest in all such properties. Such properties and their uses conform to all applicable federal, state and local laws, except for such minor variations as do not impair or interfere with the use of such properties for the purposes for which they are employed by Bridgestone, the LLCs or Label Systems, Inc., as the case may be. All such tangible properties are in Bridgestone's, the LLCs' or Label Systems, Inc.'s possession or under their control.

           4.11  Tangible Personal Property.  Set forth on Schedule 4.11,
                 --------------------------
     separated by company, is a list, as of the most recent practical date, of all items of furniture, equipment, machinery, computer hardware, materials, motor vehicles, rolling stock, apparatus, tools, implements, appliances, and other tangible personal property (other than spare parts, supplies, and inventories) owned or leased by Bridgestone, the LLCs and Label Systems, Inc. and used or held for use in connection with the operation of their businesses and with a value in excess of $500.00 per item.

           4.12  Leased Property.  Set forth on Schedule 4.12, separated by
                 ---------------
     company, is a list of all leases under which Bridgestone, the LLCs or Label Systems, Inc. is the lessee of real or personal property. Each of Bridgestone, the LLCs or Label Systems, Inc., as the case may be, has good and valid leasehold interest in all properties held by them under lease. Bridgestone, the LLCs, and Label Systems, Inc. each have been in peaceable possession (or remedied any claims relating thereto) of the property covered by each lease to which they are a party since the commencement of the original term of such lease. No waiver, indulgence, or postponement of Bridgestone's, the LLCs' or Label Systems, Inc.'s obligations under any lease to which they are a party has been granted by the lessee or the lessor's obligations thereunder by Bridgestone, the LLCs or Label Systems, Inc.. Neither Bridgestone, the LLCs nor Label Systems, Inc. is in breach or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by Bridgestone, the LLCs, or Label Systems, Inc., as the case may be under, any lease to which it is a party and neither Bridgestone, the LLCs nor Label Systems, Inc. has received any notice from, or given any notice to, any lessor indicating that it or such lessor is in breach of or in default under any lease to which it is a party. To the best knowledge of Sellers, none of the lessors under any such lease is in breach thereof or in default thereunder. Bridgestone, the LLCs, or Label Systems, Inc., as the case may be, has full right and power to occupy or possess, as the case may be, all the property covered by each lease to which it is a party.

           4.13  Inventory.  Except as set forth on Schedule 4.13, all inventory
                 ---------
     and related supplies attributed any value on the Latest Balance Sheets, or thereafter acquired and not disposed of in the ordinary course of business, are in good condition and are merchantable for sale in the ordinary course of business of Bridgestone, the LLCs, or Label Systems, Inc., as the case may be, as first quality goods at normal markups, subject to any reserves on the Latest Balance Sheets. None of such inventory is obsolete, discontinued, returned, damaged, excess or of below standard quality or merchantability, except for items consistent with past practice, that have been written down to realizable market value or for which an adequate reserve has been established. Each item of inventory is valued at the lower of cost or market on a first in first out basis. The quantities of each item of inventory are not excessive and are sufficient to serve adequately the customers of Bridgestone, the LLCs, or Label Systems, Inc., as the case may be, in the ordinary course.

           4.14  Bank Accounts and Powers of Attorney.  Set forth on Schedule
                 ------------------------------------
     4.14, separated by company, are (a) the name and address of each bank or other financial institution with which Bridgestone, the LLCs or Label Systems, Inc. has an account or safe deposit box or vault, the account safe deposit box and vault numbers thereof, and the purpose of each therefore, and the names of all persons authorized to draw thereon or to have access thereto, (b) the names of all persons authorized to borrow funds on behalf of Bridgestone, the LLCs or Label Systems, Inc., and the names and addresses of all entities from which they are authorized to borrow funds, and (c) the names of all persons, if any, holding proxies, powers of attorney, or other like instruments from Bridgestone, the LLCs or Label Systems, Inc. No such proxies, powers of attorney, or other like instruments are irrevocable.

           4.15  Records.  All books of accounts, minute books, stock record
                 -------
     books, ledgers, financial and other records of any kind ("Records") of Bridgestone, the LLCs, and Label Systems, Inc. have been fully, properly and accurately maintained to a standard appropriate for such Records, are in the possession of Bridgestone, the LLCs, and Label Systems, Inc.; do not contain or reflect any material inaccuracies or discrepancies; and provide a fair and accurate representation of Bridgestone, the LLCs, and Label Systems, Inc.

           4.16  Absence of Certain Changes.  Since the date of the Latest
                 --------------------------
     Financial Statements, there has not been (a) any sale, purchase, transfer, or distribution of any material asset, or any other transaction, except in the regular course of business, (b) any material increase in the compensation payable or to become payable by Bridgestone, the LLCs, or Label Systems, Inc. to any of its officers, managers, employees, or agents or any bonus payment or arrangement made to or with any officers, managers, employees, or agents, (c) any mortgage, pledge, or other voluntary encumbrance of any asset of Bridgestone, the LLCs, or Label Systems, Inc.,
     (d) any cancellation of debt or waiver or release of any right or claim of Bridgestone, the LLCs, or Label Systems, Inc., except in the ordinary course of business, (e) any labor dispute, or any event or condition of any character, materially and adversely affecting the business or prospects for the business, (f) any obligation or liability incurred by Bridgestone, the LLCs, or Label Systems, Inc., except in the ordinary course of business, or
     (g) any damage, destruction or loss, whether or not covered by insurance, materially affecting Bridgestone's, the LLCs's, or Label Systems, Inc.'s financial condition, assets, or business prospects. To the best of each Seller's knowledge after investigation and diligent inquiry, the Sellers have disclosed to Buyer all other events or conditions of any character that has or might have a Material Adverse Effect on Bridgestone, the LLCs, or Label Systems, Inc.'s condition, business, assets, or prospects.

           4.17  Employees and Consultants.  Attached as Schedule 4.17 is a true
                 -------------------------
     and complete list of Bridgestone's, the LLCs', and Label Systems, Inc.'s current directors, managers, officers, employees, agents, and consultants, including their names, addresses, telephone numbers, job descriptions, and compensation arrangements and vacation or other benefits accrued. Any employees employed, or agents or consultants retained, pursuant to a written contract, covered by any collective bargaining agreement or who are members of any labor union or are represented by any collective bargaining agent are identified on Schedule 4.17 and copies of the current contracts or bargaining agreements have been furnished to Buyer.

          4.18  Litigation.  Except as set forth on Schedule 4.18, there is no:
                ----------
(a) action, suit, claim, proceeding, or investigation pending of which any Seller, Bridgestone, the LLCs, or Label Systems, Inc. has received notice, or threatened against or affecting Bridgestone, the LLCs, or Label Systems, Inc. or that otherwise relates to or may affect the business of, or any of the assets owned or used by them, or before any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, or (b) governmental investigation or inquiry pending or threatened against or affecting Bridgestone, the LLCs, or Label Systems, Inc., and to the best of each Seller's knowledge, there is no basis for any of the foregoing which could reasonably be expected to give rise thereto. Except as set forth on Schedule 4.18, and except for any such claim or other proceeding set forth in (a) and (b) above which would not have a Material Adverse Effect, each of the claims, actions, suits, proceedings and investigations listed on Schedule 4.18 has been reported to the proper insurance carrier in accordance with the applicable insurance policy, if any, and as necessary to secure coverage thereof.

          4.19  Contracts.
                ---------

                4.19.1 Schedule 4.19 contains a list, separated by company, of all of the following leases, contracts, agreements, arrangements, and understanding, whether written or oral, formal or informal, each of which is material (the "Contracts"), to which Bridgestone, the LLCs, or Label Systems, Inc. is a party or by which the business or any of the assets owned or used by Bridgestone, the LLCs or Label Systems, Inc. is bound:

                    4.19.1.1 Collective bargaining agreements, labor union contracts, and similar agreements with employees as a group.

                    4.19.1.2 Employee benefit agreements, trusts, plans, funds, or other arrangements of any nature.

                    4.19.1.3 Agreements with any current or former owner, director, officer, manager, employee, consultant, or advisor, or any of such persons affiliates.

                    4.19.1.4 Agreements between or among Bridgestone, the LLCs or Label Systems, Inc., as the case may be, and any of their affiliates.

                    4.19.1.5 Indentures, mortgages, security agreements, notes, loan or credit agreements, or other agreements relating to the borrowing of money by Bridgestone, the LLCs or Label Systems, Inc., the direct or indirect guarantee or assumption by Bridgestone, the LLCs or Label Systems, Inc. of any obligations of others, or the direct or indirect guarantee or assumption by any party of any obligation of Bridgestone, the LLCs or Label Systems, Inc., including any agreement that has economic effect, although not the legal form of any of the foregoing.

                    4.19.1.6 Agreements relating to the acquisition or disposition of assets, other than in the ordinary course of business.

                    4.19.1.7 Agreements relating to the acquisition or disposition of any interests in any business enterprise.

                    4.19.1.8 Agreements concerning the management or operation of any real property (other than routine maintenance contracts).

                    4.19.1.9 Long term supply agreements and purchase commitments.

                    4.19.1.10 Broker, distributor, dealer, sales, agency, and research and development agreements.

                    4.19.1.11 Sales promotion, advertising, market research, marketing, consulting, maintenance, service, and repair agreements (except any such agreements that can be terminated by the company without penalty on 30 days notice).

                    4.19.1.12 Partnership, joint venture, and profit sharing agreements.

                    4.19.1.13 Agreements with any federal, state or local government entity.

                    4.19.1.14 Agreements relating to the release or disposal of hazardous material.

                    4.19.1.15 Agreements that involve the performance of services or delivery of goods or materials by Bridgestone, the LLCs, or Label Systems, Inc. of an amount or value in excess of $500.00.

                    4.19.1.16 Agreements in the nature of a settlement or conciliation arising out of any claim asserted by any other person.

                    4.19.1.17 Agreements containing any covenant limiting the freedom of the company to engage in any line of business or to compete with any other person in any geographic area or during any period of time.

                    4.19.1.18 Licensing agreements, or other contracts with respect to patents, trademarks, copyrights, or other Intellectual Property (as defined in Section 4.26), including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any Intellectual Property.

                       4.19.1.19 Other agreements, whether or not made in the ordinary course of business, that are material to the business, assets, results of operations, condition (financial or otherwise), or prospects of Bridgestone, the LLCs or Label Systems, Inc.

               4.19.2 Correct and complete copies of the Contracts have been furnished to Buyer. Each such Contract is a valid and binding agreement of Bridgestone, the LLCs, or Label Systems, Inc., as the case may be, enforceable in accordance with its terms. Neither Bridgestone, the LLCs, nor Label Systems, Inc. is in breach of or in default under, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by Bridgestone, the LLCs or Label Systems, Inc., as the case may be, under, any material provision of any of the Contracts, and neither Bridgestone, the LLCs, nor Label Systems, Inc. has received any notice from, or given any notice to, any other party indicating that Bridgestone, the LLCs or Label Systems, Inc., as the case may be, is in breach of or in default under any such provision of any such Contracts. To the best of each Seller's knowledge, no other party to any of such Contracts is in breach of or in default under such agreements, nor has any assertion been made by Sellers, Bridgestone, the LLCs or Label Systems, Inc. of any such breach or default.

               4.19.3 Neither Sellers, Bridgestone, the LLCs nor Label Systems, Inc., as the case may be, has received notice of any plan or intention of any other party to any Contracts to exercise any right of offset with respect to, or any right to cancel or terminate any Contract, and Sellers do not know of any fact or circumstance that would justify the exercise by any such other party of such a right other than automatic termination of such Contract in accordance with its terms. Neither Sellers, Bridgestone, the LLCs nor Label Systems, Inc., as the case may be, currently contemplates, or has reason to believe any other person currently contemplates, any amendment or change to any Contract.

          4.20 No Bankruptcy.  Neither Bridgestone, the LLCs, nor Label System,
               -------------
Inc. has filed for any form of relief under the United States Bankruptcy Code or analogous state laws, is insolvent, or has made a general assignment or composition with respect to creditors. No order, execution, or other process has been levied against Bridgestone, the LLCs or Label Systems, Inc. in any action taken to repossess goods in any material amount. No steps have been taken for the appointment of a receiver of any part of Bridgestone's, the LLCs' or Label Systems, Inc.'s property.

          4.21 Tax Returns.  Except as set forth on Schedule 4.21, Bridgestone,
               -----------
the LLCs and Label Systems, Inc. have each timely filed all tax returns, information returns, and reports, required to be filed by them with all taxing authorities to which they are subject. Imaging, LLC is newly formed and has not yet been required to file tax returns and reports.

     Except for accruals for payroll taxes payable, income taxes payable, and deferred taxes as set forth in the Latest Balance Sheets (collectively, the "Accrued Taxes"), Bridgestone, the LLCs and Label Systems, Inc. has paid in full all taxes (including taxes withheld from employees' salaries and other withholding taxes and obligations), interest, penalties, assessments and deficiencies owed by Bridgestone, the LLCs or Label Systems, Inc. to all taxing authorities. Complete and correct copies of (a) the income tax returns of Bridgestone, the LLCs and Label Systems, Inc. since ________, 19___, as filed by Bridgestone, the LLCs or Label Systems, Inc., as the case may be, with the Internal Revenue Service (the "IRS"), and all state taxing authorities (collectively, the "Returns"), (b) all audit reports received by Bridgestone, the LLCs or Label Systems, Inc. during the last five years and issued by the IRS or any state taxing authorities, and (c) all consents and agreements entered into by Bridgestone, the LLCs or Label Systems, Inc. during the last five years with the IRS or any state taxing authorities (collectively, the "Tax Agreements") have been furnished to the Buyer. All information reported on the Returns is true, accurate, and complete. All claims by the IRS or any state taxing authority for taxes due and payable by Bridgestone, the LLCs or Label Systems, Inc. have been paid by Bridgestone, the LLCs or Label Systems, Inc. The provisions for the accrued taxes are adequate for the payment of all of Bridgestone, the LLCs or Label Systems, Inc., as the case may be, liabilities for unpaid taxes (whether or not disputed). All federal income tax returns required to be filed by Bridgestone, the LLCs or Label Systems, Inc. have either been examined by the IRS, or the period during which any assessments may be made by the IRS has expired without waiver or extension for all years through Bridgestone's fiscal year ended ________, 19___, the LLCs's fiscal year ended __________, 19___, and Label Systems, Inc.'s fiscal year ended ________, 19___, and any deficiencies or assessments claimed or made have been paid, settled, or fully provided for in the Latest Financial Statements. Sellers are not aware of any action, pending or contemplated, by any taxing authority to collect any outstanding taxes due.

         4.22  Environmental Liability.
               -----------------------

               4.22.1 Except as disclosed on Schedule 4.22, and except as such would not have a Material Adverse Effect:

                      4.22.1.1 The properties, operations, and activities of Bridgestone, the LLCs and Label Systems, Inc. comply with all Applicable Environmental Laws (as defined below).

                      4.22.1.2 Bridgestone, the LLCs and Label Systems, Inc. and their properties, operations, and activities are not subject to any existing, pending, or, to the best of each Seller's knowledge, threatened proceeding, action, or investigation under, or to any remedial obligations under, any Applicable Environmental Laws.

                      4.22.1.3 All permits, if any, required to be obtained by Bridgestone, the LLCs or Label Systems, Inc. under any Applicable Environmental Laws in connection with any aspect of Bridgestone, the LLCs or Label Systems, Inc. business, including without limitation those relating to the treatment, storage, disposal, or release of a hazardous material (as defined below), have been duly obtained and are in full force and effect, and Bridgestone, the LLCs, and Label Systems, Inc. are in compliance with the terms and conditions of all such permits.

                    4.22.1.4 Bridgestone, the LLCs and Label Systems, Inc. have each satisfied and is currently in compliance with all Applicable Environmental Laws, and neither Bridgestone, the LLCs nor Label Systems, Inc. has received any notice of noncompliance with an Applicable Environmental Laws.

                    4.22.1.5 There are no physical or environmental conditions existing on any property owned or leased by Bridgestone, the LLCs or Label Systems, Inc. or resulting from their operations or activities, past or present, at any location, that would give rise to any on-site or off-site remedial obligations under any Applicable Environmental laws.

                    4.22.1.6 Since the effective date of the relative requirements of Applicable Environmental Laws, all hazardous materials generated by Bridgestone, the LLCs or Label Systems, Inc. or used in connection with their properties, operations, or activities have been transported only by carriers authorized under Applicable Environmental Laws to treat, store, or dispose of such materials, and, to the best of each Seller's knowledge, such carriers and facilities have been and are operating in compliance with such authorizations and are not the subject of any existing, pending, or threatened proceeding, action, or investigation in connection with any Applicable Environmental Laws.

                    4.22.1.7 There has been no exposure of any person or property to hazardous materials, nor has there been any release of hazardous materials into the environment, by Bridgestone, the LLCs or Label Systems, Inc. or in connection with their properties, operations, or activities that could reasonably be expected to give rise to any claim for damages or compensation.

                    4.22.1.8 Bridgestone, the LLCs and Label Systems, Inc. have each made available to Buyer all internal and external environmental audits and studies and all correspondence on substantial environmental matters in the possession of Bridgestone, the LLCs or Label Systems, Inc. relating to any of their current or former properties, operations, or activities.

               4.22.2 For purposes of this Agreement, "Applicable Environmental Laws" mean any and all laws pertaining to health, safety, or the environment in effect in any and all jurisdictions in which Bridgestone, the LLCs or Label Systems, Inc. has conducted operations or activities or owned or leased property, including, without limitation, the Clear Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Rivers and Harbors Act of 1899, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, any state law and other environmental conservation or protection laws.

          4.23  Compliance With Zoning and Planning Regulations.  The use of all
                -----------------------------------------------
of the material properties in or on which Bridgestone, the LLCs or Label Systems, Inc. conducts their businesses, and all material machinery and equipment therein and the conduct of any business therein complies in all respects with all applicable zoning and planning statutes, regulations and rules.

          4.24  Employment and Employment Practices.  Bridgestone, the LLCs and
                -----------------------------------
Label Systems, Inc. each is in full compliance, except for any such non-compliance which would not have a Material Adverse Effect, with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages and hours, and nondiscrimination in employment and is not engaged in any prohibited unfair labor practice. There is no labor strike, dispute, slowdown, or work stoppage actually pending or threatened against or involving Bridgestone, the LLCs or Label Systems, Inc., nor has Bridgestone, the LLCs or Label Systems, Inc. experienced any work stoppage or any other labor dispute during the last three years, except for any of the above which would not have a Material Adverse Effect.

          4.25  Accounts Receivable.  All accounts receivable of Bridgestone,
                -------------------
the LLCs and Label Systems, Inc. are set forth on Schedule 4.25. Except to the extent reflected or reserved against in the Latest Balance Sheets, each of the accounts receivable reflected on Bridgestone's, the LLCs's or Label Systems, Inc.'s books and records (i) will have arisen out of sales in the ordinary course of business made by Bridgestone, the LLCs or Label Systems, Inc. in compliance with all applicable laws, rules and regulations, (ii) will be a valid obligation owing by the respective account debtor thereunder to Bridgestone, the LLCs or Label Systems, Inc., (iii) will not be subject to any valid defense, offset or counterclaim, and (iv) will be collectible in full in the ordinary course of business in an amount equal to not less than the face amount thereof
without referral to an attorney or collection agency.   Sellers have not
received any notice or threat that any items previously shipped by Bridgestone, the LLCs or Label Systems, Inc., for which payment has not yet been received are to be returned for any reason, other than returns made in the ordinary course of business or reserved against in the Latest Balance Sheets, and Sellers have no reason to believe that unusual returns of any such items will occur subsequent to the Closing Date.

          4.26  Liabilities.  Schedule 4.26 sets forth a true and complete list
                -----------
for Bridgestone, the LLCs and Label Systems, Inc. of all of their respective outstanding or accrued obligations for or under (a) accounts payable, (b) taxes of any and all types, (c) interest,
(d) capital leases, and (e) other liabilities.

          4.27  Intellectual Property.  Except as set forth on Schedule 4.27,
                ---------------------
neither Bridgestone, the LLCs nor Label Systems, Inc. has any material patents, patent rights, patent applications, licenses of intellectual property as licensee, trademarks, trademark rights, trade names, trade name rights, service mark rights, copyrights, unpatented discoveries, processes, or inventions or similar rights (collectively the "Intellectual Property"), nor requires any such rights in order to conduct their businesses. Unless otherwise indicated on
Schedule 4.27, Bridgestone, the LLCs or Label Systems, Inc. owns the entire right, title, and interest in and to the Intellectual Property and technology used in their businesses (including, without limitation, the exclusive right to use and license same) and each item constituting part of the Intellectual Property which is owned by Bridgestone, the LLCs or Label Systems, Inc., has been, to the extent indicated on Schedule 4.27, duly registered with, filed in or issued by the trademark or patent office or such other governmental entity, domestic or foreign, as are indicated on Schedule 4.27, and such registrations, filings and issuances remain in full force and effect, except where the failure to be so registered, filed or issued and in full force and effect, would not have a Material Adverse Effect. Except as stated on Schedule 4.27, or as would not have a Material Adverse Effect, there are no pending or threatened proceedings or litigation or other adverse claims affecting or with respect to the Intellectual Property. To the best of each Seller's knowledge, each of Bridgestone's, the LLCs' or Label Systems, Inc.'s rights to its proprietary software is free and clear of any claims of any employees, consultants, or outside programmers. Schedule 4.27 lists all notices of or claims received by Sellers, Bridgestone, the LLCs or Label Systems, Inc., during the past two years that claim infringement, contributory infringement, inducement to infringe, misappropriation or breach by Bridgestone, the LLCs or Label Systems, Inc. of any domestic or foreign patent, patent application, patent, software or know-how license, trade name, trademark, copyright, service mark, trademark registration or application, service mark registration or application, copyright registration or application, trade secret or other confidential proprietary information. Except as disclosed on Schedule 4.27, or as would not have a Material Adverse Effect, to the best of each Seller's knowledge after due investigation and inquiry, neither Bridgestone, the LLCs nor Label Systems, Inc. is infringing, or otherwise acting adversely to, the right of any person under or in respect to any patent, license, trademark, trade name, service mark, copyright, or similar intangible right.

          4.28  Insurance.  Schedule 4.28 lists all of the insurance policies of
                ---------
Bridgestone, the LLCs and Label Systems, Inc., (except health insurance and disability insurance policies), setting forth with respect to each policy, the name of the insurer, a description of the policy, the dollar amount of coverages, the amount of premium, the date through which all premiums have been paid, and the expiration date. Copies of all such insurance policies have been furnished to Buyer. Each insurance policy relating to the insurance listed on
Schedule 4.28, is in full force and effect, is valid and enforceable, and Bridgestone, the LLCs or Label Systems, Inc., as the case may be, is not in breach or in default under any such policy. Sellers, Bridgestone, the LLCs or Label Systems, Inc., has or have not received any notice of or any reason to believe that there is or has been any actual, threatened, or contemplated termination or cancellation of any insurance policy listed on
Schedule 4.28. Except as listed on Schedule 4.28, no claims have been made under any such insurance policy. Neither Bridgestone, the LLCs nor Label Systems, Inc. has or have failed to give any notice or to present any claim under any insurance policy in a due and timely fashion.

          4.29  Employee Benefit Plans.  Except as listed on Schedule 4.29,
                ----------------------
Bridgestone, the LLCs or Label Systems, Inc. has or have not adopted any retirement, profit sharing, deferred compensation, stock option, bonus, group or individual medical, dental, health, life insurance, survival benefit, or similar plan or arrangement covering all or any of their employees. Copies of such plans, identified on Schedule 4.29, have been furnished to Buyer. Each of the arrangements set forth on Schedule 4.29 is referred to as an "Employee Benefit Plan." Each Employee Benefit Plan is and has been maintained and operated in compliance in all material respects with the terms of the respective plans and with the requirements imposed by applicable law. Except as set forth on
Schedule 4.29, there is no pending or threatened legal action, proceeding, or investigation, other than routine claims for benefits, concerning any Employee Benefit Plan or any fiduciary or service provider and to the best of each Seller's knowledge, there is no basis for any such legal action or proceeding. Except as set forth on Schedule 4.29, there is no liability, contingent or otherwise, for any Employee Benefit Plan other than insurance premiums satisfied in due course. Each Employee Benefit Plan for which a separate fund is or is required to be maintained, has been fully funded as required by the terms of the Plan as of the end of the most recently completed plan year. The execution of this Agreement and the consummation of the transactions contemplated will not result in (a) any payment (whether severance pay or otherwise) becoming due from any Employee Benefit Plan, or result in the vesting, acceleration of payment, or increases in the amount of benefit, or (b) the employees, officers, and/or directors of Buyer, as the owner of the Bridgestone Stock or the LLC Interests, becoming eligible to receive benefits under such Employee Benefit Plans pursuant to the terms of such Plans or under applicable law.

          4.30  Warranty Claims.  Except as listed on Schedule 4.30, there are
                ---------------
no material unresolved claims or claims asserted or threatened by Bridgestone's, the LLCs' or Label Systems, Inc.'s customers for breach of express or implied warranty, misrepresentation, or any other claims based on a defect in or failure of services or products sold or leased by Bridgestone, the LLCs or Label Systems, Inc.

          4.31  Computer Programs.  To the best knowledge of the Sellers, all
                -----------------
computer or computer related hardware or software of Bridgestone, the LLCs and Label Systems, Inc. (the "Computer System") is millennium compliant. For purposes of this section "millennium compliant" means that the Computer System
(a) allows for the input of all dates in a four-digit format; (b) provides date output in a four-digit format; (c) accommodates same-century and multi-century date related formulas and calculations (including leap year calculations); (d) function accurately and without interruption before, during, and after January 1, 2000, and (e) responds to two-digit date input in a way that resolves any ambiguity as to century.

         4.32  No Finder's Fee.  No finder, broker, agent, or other intermediary
               ---------------
has acted for or on behalf of any Seller in connection with the negotiation or consummation of the transactions contemplated hereby.

         4.33  Illegal Payments.  To the best knowledge of Sellers, none of
               ----------------
Sellers, Bridgestone, the LLCs, Label Systems, Inc., or any director, officer, manager, employee, or agent of Sellers, Bridgestone, the LLCs or Label Systems, Inc., has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the business or operations of Bridgestone, the LLCs or Label Systems, Inc., which Sellers, Bridgestone, the LLCs or Label Systems, Inc., or any such director, officer, employees, or agent knows or has reasons to believe to have been illegal under any foreign, federal, state or local law.

         4.34  Shareholder Notes.  Some or all of the Sellers are holders of
               -----------------
promissory notes issued by Bridgestone in their favor; with the principal amounts and accrued interest due thereunder as set forth in Schedule 4.34. Copies of the Shareholder Notes have been delivered to Buyer. The Shareholder Notes were duly authorized and constitute the valid and binding agreements of Bridgestone. Upon consummation of the transactions contemplated hereby, Buyer will acquire from Sellers all of Sellers' right, title, and interest in the Shareholder Notes, free and clear of all liens, pledges, security interests, or other encumbrances.

         4.35  Full Disclosure.  Sellers have provided Buyer with full access to
               ---------------
all books, accounts, records, and documents of or relating to Bridgestone, the LLCs and Label Systems, Inc., their businesses and assets and have accurately represented to Buyer the state of the business of each of Bridgestone, the LLCs and Label Systems, Inc. and the state and quality of the customer relationships of each Bridgestone, the LLCs and Label Systems, Inc. No representation or warranty of Sellers contained in this Agreement contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained herein or therein not false or misleading. There is no fact presently known to Sellers that materially or adversely affects or in the future may materially or adversely affect the business, assets, or operations of Bridgestone, the LLCs or Label Systems, Inc. that has not been set forth in this Agreement. This representation is subject to unforeseen future events not in Sellers' reasonable control.

     5.  REPRESENTATIONS AND WARRANTIES OF SELLERS WITH RESPECT TO THE
         -------------------------------------------------------------
ACQUISITION OF THE SHARES.  In connection with the Sellers' acquisition of OpSec
-------------------------
Stock, and any additional acquisition of OpSec Stock as provided in Section 3.5 (collectively, the "Shares"), each Seller represents and warrants as follows:

         5.1  Sophistication; Investment Intent.  Seller possesses the
              ---------------------------------
experience and sophistication as an investor which are adequate for the evaluation of the merits and risks of the investment in the Shares. Seller has determined that the acquisition of the Shares is appropriate for Seller. Seller is acquiring the Shares for his own account, for investment, and not as a distributor of securities.

          5.2  Availability of Public Documents.  Seller acknowledges that Buyer
               --------------------------------
has made available to Seller copies of Buyer's annual report on Form 10-KSB for the year ended March 31, 1999, and any current reports on Form 8-K filed to date (collectively, the "Public Documents"). Except as set forth in the Public Documents, no representations, assurances, or warranties have been made to the Seller, by Buyer, or by any of its officers, directors, agents, employees, or affiliates, nor anyone else on its behalf, concerning, among other things, future profitability of Buyer, or the tax consequences of the Seller's ownership of the Shares, and in acquiring the Shares, the Buyer is not relying upon any information, other than that contained in the Public Documents, and the results of his own independent investigation.

          5.3  Unregistered Shares.  Seller is aware that the Shares have not
               -------------------
been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws or regulations in reliance upon exemptions under the Securities Act and under exemptions under state law. The Seller understands that he may not sell the Shares unless they are registered or if an exemption from registration under the Securities Act, such as by reason of Rule 144 thereunder, and any applicable state securities laws or regulations, is available; the availability of which must be established to the satisfaction of Buyer.

          5.4  Restrictive Legend.  Seller agrees that a legend may be placed on
               ------------------
any certificate or certificates evidencing the Shares, stating the Shares have not been registered under the Securities Act and setting forth or referring to the restrictions on transfers on sales thereof; and Buyer may place stop transfer instructions against the Shares and the certificates evidencing the Shares to restrict their transfer, except as prescribed by the Securities Act.

          5.5  Opportunity to Discuss Terms.  Sellers have been provided the
               ----------------------------
opportunity to discuss the terms and conditions of the Shares and the business of Buyer and with members of Buyer's management and to review all relevant financial information, books, records, and other information concerning Buyer and the Shares, including the Public Documents, such that the Seller is familiar with the business, finances, and general prospects for the future of the Buyer which they may consider significant for the purposes of making an investment in the Shares.

     6.   REPRESENTATIONS AND WARRANTIES OF BUYER.  Buyer represents and
          ---------------------------------------
warrants to Sellers as follows:

          6.1  Good Standing; Organization.  Buyer is a corporation duly
               ---------------------------
organized, validly existing, and in good standing under the laws of the state of Colorado, and has the power and authority to execute and perform this Agreement.

          6.2  Authority; Binding Obligation.  Buyer has, by all necessary
               -----------------------------
corporate actions, duly authorized the execution and performance of this Agreement. This Agreement and each document executed by Buyer in connection herewith constitute the valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the rights of creditors generally, and the discretion of the courts in granting equitable remedies. Buyer's execution of this Agreement will not conflict with, result in a breach of any provision of, or default under any contractual or other obligation to which Buyer is a party or by which Buyer is bound, and will not conflict with any provision of Buyer's Articles of Incorporation or Bylaws.

          6.3  Governmental Consents.  No consent, approval or authorization of,
               ---------------------
or registration, designation, or filing with any governmental authority, federal or other, on the part of Buyer, is required in connection with the consummation of the transactions contemplated by this Agreement.

          6.4  Capitalization.  The authorized capital stock of Buyer consists
               --------------
of 17,500,000 shares, 15,000,000 of which are designated common stock, par value $.005 per share, and 2,500,000 of which are designated preferred stock, par value $.01 per share, 15,000 of which are designated Series B 8% Cumulative Convertible Exchangeable Preferred Voting Stock. All outstanding shares of the capital stock of Buyer have been validly issued and are fully paid and nonassessable, and no shares of capital stock of Buyer have been issued in violation of any pre-emptive or similar rights.

          6.5  No Violation.  The execution, delivery, and performance of this
               ------------
Agreement and the consummation of the transactions contemplated hereby by Buyer will not conflict with or result in a breach of any provision of or default under, or give rise to any right of termination, cancellation, or acceleration under the terms of (a) Buyer's charter, Bylaws, or other governing instruments;
(b) any bond, mortgage, lien, lease, note, agreement, contract, commitment, license, permit or other instrument to which Buyer is a party; (c) any law, rule or regulation; or (d) any judgment, order, writ, injunction or decree of any court, administrative agency or governmental body, domestic or foreign, except for such consents or waivers which have already been obtained and are in full force and effect.

          6.6  Litigation.  Except as set forth in the Public Documents, there
               ----------
are no material legal proceedings pending to which the Buyer is a party or to which any of its properties are subject.

          6.7  No Bankruptcy.  Buyer has not filed for any form of relief under
               -------------
the United States Bankruptcy Code or analogous state laws. Buyer is not insolvent, nor has it made a general assignment or composition with respect to creditors. No order, execution, or other process has been levied against Buyer in any action taken to repossess goods in any material amount. No steps have been taken for the appointment of a receiver of any part of Buyer's property.

          6.8  No Finder's Fee.  Except for the Nassau Group, for whose fees, if
               ---------------
any, Buyer shall be responsible, no finder, broker, agent or other intermediary has acted for or on behalf of Buyer in connection with the negotiation or consummation of the transactions contemplated hereby.

          6.9  Investment Intent.  Buyer is acquiring the Bridgestone Stock and
               -----------------
the LLC Interests for its own account, for investment, and not as a distributor of securities. Buyer is aware that the Bridgestone Stock and the LLC Interests have not been registered under the Securities Act, or any state securities laws and that such shares cannot be resold or otherwise disposed of, except in compliance with applicable federal and state securities laws.

     7.   COVENANTS OF SELLERS.
          --------------------

          7.1  Access to Information.  Between the date of this Agreement and
               ---------------------
the Closing, Sellers shall (i) give Buyer and its authorized representatives reasonable access to all employees, all plants, offices, warehouses, and other facilities, and all books and records, of Bridgestone, the LLCs and Label Systems, Inc.; (ii) permit Buyer and its authorized representatives to make such inspections as they may reasonably require; (iii) permit Buyer and its authorized representatives to speak directly to customers of Bridgestone, the LLCs and Label Systems, Inc.; and (iv) cause Bridgestone's and the LLCs' managers, and Label Systems, Inc.'s officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to Bridgestone, the LLCs and Label Systems, Inc. as Buyer may from time to time reasonably request; provided, however, that neither any investigation conducted by Buyer pursuant to this section nor the results thereof shall affect any representation or warranty of Sellers contained in this Agreement or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith or Buyer's ability to rely thereon; and provided further that Sellers shall have the right to have a representative present at all times of any such inspections, interviews, and examinations conducted at or on the offices or other facilities or properties of Bridgestone, the LLCs or Label Systems, Inc.

          7.2  Conduct of Business.  During the period from the date of this
               -------------------
Agreement to the Closing Date, or the date, if any, on which this Agreement is earlier terminated, and except as otherwise authorized by the Buyer, Bridgestone, the LLCs and Label Systems, Inc. shall operate their businesses in the normal course and in a manner consistent with prudent business practice. Sellers shall use their best efforts to maintain satisfactory relationships with licensors, suppliers, distributors, lessors, customers, and others having business relationships with Bridgestone, the LLCs or Label Systems, Inc. Except as may be first approved by Buyer, or as is otherwise permitted or required by this Agreement, Sellers will cause Bridgestone, the LLCs and Label Systems, Inc. to refrain from making any pension, retirement or insurance payment or arrangement, and from agreeing to pay any bonus to accrue after the date of this Agreement to or with any such persons except those that may have already been accrued; and refrain from entering into any contract or commitment, or buy, sell, or transfer inventory or equipment, except in the ordinary course of business. During the period from the date of this Agreement to the Closing Date, Buyer and Sellers shall confer on a regular and frequent basis to report material operational matters and to report the general status of ongoing operations. Sellers shall notify Buyer of any unexpected emergency. Sellers shall not change the normal course of the business of Bridgestone, the LLCs and Label Systems, Inc. or the operation of their properties without the prior consent of the Buyer. Sellers shall notify Buyer promptly of any governmental complaints, investigations, or hearings (or communications indicating that the same may be contemplated), adjudicatory proceedings, budget meetings, or submissions involving any material property of Bridgestone, the LLCs and Label Systems, Inc., keep Buyer fully informed of and allow Buyer to participate in such events, and provide Buyer's representatives prompt access to all materials prepared in connection therewith.

          7.3  Acquisition Proposals.  From and after the date of this Agreement
               ---------------------
until the earlier of the Closing or the termination of this Agreement, neither the Sellers nor any affiliate, director, officer, manager, employee, or representative of Bridgestone, the LLCs or Label Systems, Inc. shall, directly or indirectly, (i) solicit, initiate, or knowingly encourage any Acquisition Proposal (as hereinafter defined) or (ii) engage in discussions or negotiations with, or disclose any nonpublic information relating to Bridgestone, the LLCs or Label Systems, Inc., to any person that is considering making or has made an Acquisition Proposal. Sellers, shall, and shall cause Bridgestone, the LLCs and Label Systems, Inc., to immediately cease and cause to be terminated any existing activities, discussions, or negotiations with any persons conducted heretofore with respect to any Acquisition Proposal and shall promptly request each such person who has previously entered into a confidentiality agreement in connection with an Acquisition Proposal to return to Sellers all confidential information previously furnished to such person by or on behalf of Sellers, Bridgestone, the LLCs or Label Systems, Inc. If Sellers, Bridgestone, the LLCs or Label Systems, Inc., shall hereafter receive any Acquisition Proposal, Seller shall immediately communicate the terms of such proposal to Buyer. The term "Acquisition Proposal", as used in this Section 7.3 means any offer or proposal for or any indication of interest in, a merger or other business combination involving Bridgestone, the LLCs or Label Systems, Inc. or the acquisition of any equity interest in, or substantial portion of the assets of Bridgestone, the LLCs or Label Systems, Inc. other than the transactions contemplated by this Agreement.

          7.4  Third Party Consents.  Sellers shall, and shall cause
               --------------------
Bridgestone, the LLCs and Label Systems, Inc. to, use their reasonable best efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with all third parties (including all governmental entities) that are necessary, required, or deemed by Buyer to be desirable to enable Sellers to transfer the Bridgestone Stock and the LLC Interests to Buyer and to complete the transactions contemplated hereby. All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings, and registrations referred to in this Section 7.4 shall be borne by Sellers.

     8.   ADDITIONAL AGREEMENTS AND COVENANTS.
          -----------------------------------

          8.1  Reasonable Best Efforts.  Each party agrees that it will not
               -----------------------
voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its or his reasonable best efforts to take, or cause to be taken all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable law to consummate the transactions contemplated by this Agreement, including, without limitation, (i) cooperation in determining whether any consents, approvals, orders, authorizations, waivers, declarations, filings, or registrations of or with any governmental entity or third party are required in connection with the consummation of the transactions contemplated hereby; (ii) reasonable best efforts to defend, and cooperation in defending, all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby; (iii) reasonable best efforts to cause to be lifted or rescinded any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; and (iv) the execution of any additional instruments necessary to consummate the transactions contemplated hereby. Each Seller shall cooperate with and assist Buyer and its authorized representatives in order to provide an efficient and orderly transfer of the Bridgestone Stock and the LLC Interests and to avoid any undue interruption in the activities and operations of the business of Bridgestone, the LLCs or Label Systems, Inc. following the Closing.

          8.2  Performances.  As of the date of this Agreement, Buyer represents
               ------------
that, to its present knowledge, there is nothing that would prevent it from satisfying its contractual obligations hereunder during the period from the Effective Date to the date which is 27 months after the Effective Date, or the date, if any, on which this Agreement is earlier terminated, subject to unforeseen circumstances and events not within Buyer's reasonable control.
Buyer covenants that it has (or will have subsequent to the Effective Date) the skills, expertise, know-how, and other resources to perform its obligations hereunder and manufacture those products contemplated hereby such that Bridgestone is able to adequately service those existing clients and prospective clients listed on Schedules 2.1-1 and 2.1-2, subject to unforeseen circumstances and events not within Buyer's reasonable control.

          8.3  Confidentiality.  Between the date of this Agreement and the
               ---------------
Closing, each party shall hold in confidence all information obtained in the course of such party's investigation and due diligence review in connection with this Agreement, on the terms and subject to the conditions contained in the Confidentiality Agreement between the Buyer and Bridgestone dated October 23, 1998, as amended thereafter.

          8.4  Amendment of Schedules.  Each party agrees that, with respect to
               ----------------------
the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules. For all purposes of this Agreement, including without limitation for purposes of determining whether the conditions set forth in Section 9.1 and 10.1 have been fulfilled, the Schedules hereby shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto; provided, however, that if the Closing shall occur, then for purposes of Section 15.2, no right of indemnification exists for Buyer for any matter which was corrected pursuant to any such supplement or amendment at or prior to Closing.

         8.5   Motorola Supply Agreement.  At or before Closing, Buyer and Label
               -------------------------
Systems, Inc. intend to enter into a supply agreement pursuant to which Buyer will supply all of Label Systems, Inc.'s requirements for embossed holographic materials for use in servicing the Label Systems, Inc. Motorola account (the "Motorola Supply Agreement"). The Motorola Supply Agreement will be substantially in the form attached hereto as Exhibit E.

         8.6   Transition Services Agreement.  At Closing, the parties will
               -----------------------------
execute an agreement under which Sellers will provide Bridgestone with transitional services (the "Transitional Services Agreement"). The Transitional Services Agreement will be substantially in the form attached hereto as Exhibit F.

         8.7   Non-Competition, Confidentiality and Cross-Marketing Agreements.
               ---------------------------------------------------------------
At Closing, the parties will execute a non-competition, confidentiality and cross-marketing agreement (the "Non-Competition Agreements") concerning holographic and photo polymer products of the type manufactured and supplied by Sellers as of Closing. The Non-Competition Agreements will be substantially in the form attached hereto as Exhibits G-1 and G-2.

         8.8   Options to Purchase Imaging, LLC and Label Systems, LLC.   The
               -------------------------------------------------------
parties will execute option agreements (the "Option Agreements") at Closing pursuant to which Buyer will be entitled to purchase all of the membership interests of Imaging, LLC and Label Systems, LLC, to the extent not owned directly or indirectly by Buyer. The Option Agreements will be substantially in the form attached hereto as Exhibits H-1 and H-2 respectively.

         8.9   Zucker Employment Agreement.   At Closing, Bridgestone and Zucker
               ---------------------------
will enter into an employment agreement for a period of at least one year after the Closing Date, pursuant to which Zucker will provide customer support services. The Zucker employment agreement will be substantially in the form attached hereto as Exhibit I.

         8.10  Zubretsky and Felis Employment Agreements.   Label Systems, Inc.
               -----------------------------------------
will enter into employment agreements with Zubretsky and Felis in form and content satisfactory to Buyer. Compensation for each of Zubretsky and Felis shall be at $200,000 per year.

         8.11  Board Representation.   From and after the Effective Date, Buyer
               --------------------
shall be entitled to board representation on the Label Systems, Inc.'s board of directors and the LLCs' governing bodies equal to the greater of one seat, or the number of seats which represents Buyer's pro rata ownership interest in each of the LLCs. One such seat in each entity shall be occupied by Richard H. Bard. Sellers will, and will cause Label Systems, Inc. and the LLCs to execute agreements satisfactory to Buyer to confirm and evidence Buyer's right to the board representation required by this Section 8.13.

         8.12  Bridgestone Premises Leases.  On or before Closing, Sellers shall
               ---------------------------
or shall cause Bridgestone to terminate any and all of its real property leases effective as of the

Closing. Sellers shall be responsible for and shall indemnify and hold Buyer harmless from any and all termination fees or other amounts payable by Bridgestone or Sellers in connection with the termination of such leases. To the extent Buyer occupies any space leased or controlled by Sellers for more than 30 days after Closing, Buyer will pay Sellers the reasonable cost of such space.

         8.13  Certain Bridgestone Obligations.  On or before Closing, Sellers
               -------------------------------
shall or shall cause Bridgestone to pay and collect in full any and all intercompany debt or shareholder loans other than the Shareholder Notes.

         8.14  Closing Balance Sheet of Bridgestone.  Sellers shall deliver to
               ------------------------------------
Buyers a pro forma closing balance sheet of Bridgestone dated as of the Effective Date (the "Pro Forma Closing Balance Sheet") at least seven business days prior to the Closing. Within 60 days after Closing, Sellers shall make all adjustments necessary to the Pro Forma Closing Balance Sheet and shall submit a final unaudited balance sheet of Bridgestone as of the Effective Date, prepared in accordance with generally accepted accounting principles (the "Final Closing Balance Sheet"). The Pro Forma Closing Balance Sheet and the Final Closing Balance Sheet shall not reflect any selling costs related to this Agreement which are an obligation of the Sellers under Article 12 of this Agreement. The Final Closing Balance Sheet shall be reviewed by Buyer's independent public accountants and shall be deemed accepted by Buyer unless Buyer notifies the Sellers in writing that it objects to the Final Closing Balance Sheet within 30 business days of receipt of the Final Closing Balance Sheet. If Buyer objects, and the parties do not resolve the objection within 15 days, the objection will be resolved by mandatory arbitration no later than 60 days after receipt of Buyer's objections.

         8.15  Inventory Count.  For purposes of preparing the Final Closing
               ---------------
Balance Sheet, a physical count of the inventory owned by Bridgestone will be conducted by Bridgestone as of the Effective Date and a schedule thereof (an "Inventory Schedule") will be prepared by Bridgestone and verified by representatives of the Buyer. The Inventory Schedule will be delivered to Buyer with the Final Closing Balance Sheet. In making such physical count, the following items of inventory shall be excluded: (a) all items which are damaged or otherwise defective; (b) all items which are unsellable, discontinued, or obsolete; (c) all items which are missing any components; (d) all items which are not owned by Bridgestone but instead, are held in consignment from third parties; and (e) all items which any third party has any security or other interest that is not released other than any security interest relating to debt assumed by Buyer hereunder at or prior to closing.

         8.16  Receivables Schedule.  Bridgestone shall deliver to Buyer with
               --------------------
the Final Closing Balance Sheet, a schedule of its accounts receivable as of the Effective Date, each of which shall be separately identified and properly accrued on the books of Bridgestone as of the Effective Date. Each receivable shall be reduced by (i) the total amount of customer credits reflected on Bridgestone's books for the customers owing such receivable, and (ii) the amount of uncollected service charges reflected on Bridgestone's books as owing by the customer owing such receivable. Such schedule is referred to herein as the "Receivables

Schedule." The Receivables Schedule shall set forth the respective dates as of which each of the receivables identified thereon was accrued on the books of Bridgestone the total amount and number of each the invoices to which such receivable relates, the total amount paid through the date of the Receivables Schedule with respect to each such invoice, the total amounts remaining to be paid under each such invoices, and the total amount of customer credits and uncollected service charges existing with respect to the customer owing such receivable. On or before delivery to Buyer of the Receivables Schedule, Bridgestone shall have invoiced each of the customers owing a receivable for the respective amounts owing by such customers as of the date of the Receivables Schedule.

         8.17  Customer Purchase Orders.  Sellers covenant and agree that they
               ------------------------
shall furnish to Buyer, on or before the Closing, a schedule and copies of all outstanding customer purchase orders received by Bridgestone through the close of business on the Closing Date. Sellers covenant and agree that they shall cause Bridgestone not to accept any customer purchase order after the date hereof outside the ordinary course of business or involving an amount in excess of $25,000.00 unless such acceptance has been approved by the Buyer.

         8.18  Bridgestone Purchase Orders.  Bridgestone shall provide to Buyer
               ---------------------------
on or before the closing a true and correct list of outstanding purchase orders of Bridgestone to its suppliers. Sellers covenant and agree that they shall cause Bridgestone not to place any purchase orders after the date hereof outside the ordinary course of business or involving an amount in excess of $25,000.00, unless such purchase orders have been approved by Buyer.

         8.19  Transfer of Assets of Photo Polymer Business.   No later than the
               --------------------------------------------
Effective Date, Sellers shall cause all of the assets of the photo polymer business conducted or proposed to be conducted by Bridgestone, the LLCs or Label Systems, Inc. and described on Schedule 8.19 (the "Photo Polymer Business") to be transferred to Imaging, LLC. The assets to be transferred under this section are set forth on Schedule 8.19. The transfer shall be accomplished in a manner acceptable to Buyer, in its sole discretion.

         8.20  Releases.  Sellers shall execute releases substantially in the
               --------
form attached as Exhibit J.

     9.  CONDITIONS PRECEDENT TO BUYER'S PERFORMANCE.  The obligation of Buyer
         -------------------------------------------
to close this Agreement is subject to the satisfaction of the following conditions at or before Closing except to the extent waived in writing by Buyer at Closing:

         9.1   Representations and Warranties True.  Except as otherwise
               -----------------------------------
permitted by this Agreement, all representations and warranties of Sellers contained herein shall be correct on and as of the Effective Date and the Closing Date as though made at that time.

         9.2   Covenants and Agreements Performed.  Sellers shall perform or
               ----------------------------------
cause to be performed, satisfy, and comply with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them on or before Closing.

         9.3   Opinion of Counsel to Sellers.  Buyer shall have received an
               -----------------------------
opinion of Wollmuth Maher & Deutsch LLP, legal counsel to Sellers, dated the Effective Date, in the form of Exhibit K.

         9.4   Approval of Counsel to Buyer.  All legal matters in connection
               ----------------------------
with the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Lohf, Shaiman & Jacobs, P.C., legal counsel to Buyer.

         9.5   Due Diligence.  The due diligence review relating to any customer
               -------------
meetings or business strategy discussions to be conducted by Buyer subsequent to the date hereof and prior to Closing with respect to Bridgestone, the LLCs, and Label Systems, Inc. shall have been completed and the results thereof shall be reasonably satisfactory to Buyer and its counsel. The representations and warranties of Sellers shall remain binding and enforceable, notwithstanding Buyer's satisfaction with its due diligence review, and shall be unaffected by any information actually or allegedly discovered, or able to be discovered, during such review.

         9.6   Other Documents.  Each document required to be delivered pursuant
               ---------------
to Section 8 on or before Closing must have been delivered.

         9.7   Legal Proceedings.  No proceeding shall, on the Effective Date,
               -----------------
be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         9.8   Consents.  Buyer shall have obtained all necessary approvals from
               --------
its directors, shareholders, lenders, and state, municipal, and other governmental authorities.

     10. CONDITIONS PRECEDENT TO SELLERS' PERFORMANCE.  The obligation of
         --------------------------------------------
Sellers to close this Agreement is subject to the satisfaction of the following conditions at or before Closing except to the extent waived in writing by Sellers at Closing:

         10.1  Representations and Warranties True.  Except as otherwise
               -----------------------------------
permitted by this Agreement, all representations and warranties of Buyer contained herein shall be correct on and as of the Effective Date as though made at that time.

         10.2  Covenants and Agreements Performed.  Buyer shall perform or cause
               ----------------------------------
to be performed, satisfy, and comply with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it on or before Closing.

         10.3  Approval of Counsel to Sellers.  All legal matters in connection
               ------------------------------
with the consummation of the transactions contemplated hereby and all agreements, instruments, and documents delivered in connection therewith shall be reasonably satisfactory in form and substance to Wollmuth Maher & Deutsch LLP, legal counsel to Sellers.

         10.4  Opinion of Counsel to Buyer.  Sellers shall have received an
               ---------------------------
opinion of Lohf, Shaiman & Jacobs, P.C., legal counsel to Buyer, dated the Effective Date, in the form of Exhibit L.

         10.5  Other Documents.  Each document required to be delivered pursuant
               ---------------
to Section 8 on or before Closing must have been delivered.

         10.6  Legal Proceedings.   No proceeding shall, on the Effective Date,
               -----------------
be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     11. CLOSING.
         -------

         11.1  General.  Closing of the transactions contemplated hereby shall
               -------
take place at the offices of Lohf, Shaiman & Jacobs, P.C., 950 South Cherry Street, Suite 900, Denver, Colorado 80246, or such other place as the parties determine, on or before October 15, 1999, unless extended by written agreement of the parties (the "Closing"; the date of such Closing, the "Closing Date"). All actions taken at Closing shall be considered effective as of September 30, 1999 (the "Effective Date"). All actions taken at Closing also has be deemed to be taken simultaneously and no document, agreement or instrument shall be considered to be delivered until all items which are to be delivered have been delivered.

         11.2  Closing Transactions.  At Closing, the following will occur:
               --------------------

               11.2.1 Sellers will execute and deliver a certificate, dated the Closing Date, certifying that (i) all of their warranties and representations are true, correct and enforceable as of the Closing Date, (ii) Sellers, Bridgestone, the LLCs or Label Systems, Inc., as the case may be, have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them or it on or prior to the Closing Date.

               11.2.2 Buyer will deliver to Sellers, an opinion of Buyer's legal counsel.

               11.2.3 Label Systems, Inc. and Buyer will execute and deliver the Motorola Supply Agreement.

               11.2.4 Sellers and Buyer will execute and deliver the Non-Competition Agreements.

               11.2.5 Buyer and Zucker will execute and deliver the Employment Agreement.

               11.2.6 Sellers and Buyer will execute and deliver the Option Agreements.

               11.2.7 Buyer will pay the purchase price to the extent due at Closing as provided in Section 3.

               11.2.8 Buyer will execute and deliver to Sellers the Registration Rights Agreement.

               11.2.9 Sellers will deliver to Buyer, an opinion of Sellers' legal counsel.

               11.2.10 Buyer shall have received the certificates, instruments, and other documents listed below:

                    11.2.10.1 The certificates in Sellers' names representing the Bridgestone Stock and the LLC Interests, duly endorsed for transfer to Buyer and accompanied by appropriate stock powers.

                    11.2.10.2 The minute books, stock records, and corporate seal of Bridgestone, certified as complete and correct as of the Effective Date by the secretary or an assistant secretary of Bridgestone.

                    11.2.10.3 The written resignation from the board of directors of Bridgestone of each member of the board, such resignation to be effective concurrently with the Closing on the Effective Date.

                    11.2.10.4 The written resignation as an officer of Bridgestone, of each officer of Bridgestone, such resignation to be effective concurrently with the Closing on the Effective Date.

                    11.2.10.5  Releases executed by the Sellers.

               11.2.11 The parties will execute and deliver such other documents as may reasonably be required to carry out the intent of the transaction contemplated by this Agreement.

     12.  EXPENSES OF SALE.  Except as otherwise expressly provided in this
          ----------------
Agreement, each party shall be responsible for its or his own legal and accounting fees and other expenses incident to the preparation, execution, and performance of this Agreement and the transactions contemplated thereby.

     13.  BRIDGESTONE TAX MATTERS.
          -----------------------

          13.1  Liability for Taxes.
                -------------------

                13.1.1 Taxable Periods Ending on or Before the Effective Date.
                       ------------------------------------------------------
          Sellers shall be solely liable for, and shall indemnify and hold harmless Buyer, and Bridgestone against, all Taxes (as defined below) of Bridgestone due for all taxable years and periods ending on or before the Effective Date and for the portion of any Straddle Period (as defined below) ending on the Effective Date; provided, however, that Sellers shall not be liable for Taxes to the extent such Taxes are specifically and fully reserved on the Closing Balance Sheet. "Taxes" means any income taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local, or any foreign or provincial taxing authority, including any interest, penalties, or additions attributable thereto.

               13.1.2  Taxable Periods Commencing After the Effective Date.
                       ---------------------------------------------------
          Bridgestone shall be solely liable for all Taxes of Bridgestone for all Taxable years and periods commencing after the Effective Date. Bridgestone shall indemnify and hold harmless Sellers against any and all Taxes for any taxable year or taxable period commencing after the Effective Date due or payable by Bridgestone.

               13.1.3  Taxable Periods Commencing Before and Ending After the
                       ------------------------------------------------------
          Effective Date.  Buyer shall cause Bridgestone to pay all Taxes due
          --------------
          for any taxable year or taxable period commencing before and ending after the Effective Date (the "Straddle Period"). Sellers shall pay to Bridgestone an amount equal to the excess, if any, of (i) the Taxes that would have been due if the Straddle Period had ended on the Effective Date (using an interim-closing-of-the-books method except that exemptions, allowances, and deductions that are otherwise calculated on any annual basis (such as deductions for real estate Taxes, depreciation, and depletion) shall be apportioned on a per diem basis) over (ii) the sum of (a) the Taxes for the Straddle Period paid prior to the Effective Date by Bridgestone or by Sellers with respect to Bridgestone and (b) the Taxes reserved on the Final Closing Balance Sheet.

          13.2 Preparation and Filing of Tax Returns.
               -------------------------------------

               13.2.1  Taxable Periods Ending On or Before the Effective Date.
                       ------------------------------------------------------
          Sellers shall prepare and file all Tax Returns required to be filed with respect to Bridgestone for all taxable periods ending on or before the Effective Date.

               13.2.2  Taxable Periods Ending After the Effective Date.  Buyer
                       -----------------------------------------------
          shall cause to be prepared and duly filed all tax returns of Bridgestone for taxable periods ending after the Effective Date. Buyer shall pay or cause to be paid all Taxes shown on such tax returns for all periods covered by such tax returns, except that to the extent any additional Taxes are due by Sellers for the Straddle Period, payment shall be made in accordance with Section 13.1.3.

          13.3  Cooperation, Records.  Buyer and Sellers shall furnish or cause
                --------------------
to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and other records) and assistance as is reasonably necessary for the filing of any return, amended return or claim for refund, for the preparation for or conduct of any audit, and for the prosecution or defense of any claim, suit, or proceeding relating to any proposed Tax adjustment. Buyer and Sellers shall cooperate with each other in good faith in the preparation of all tax returns and in the conduct of any audit or other similar proceedings and each shall execute and deliver such powers of attorney and other documents as are necessary to carry out this intent. Each party shall provide the other with copies of all tax returns described in Sections 13.2.1 and 13.2.3 at least 10 days prior to the due date for filing such returns. The other party shall have the right to review such returns. Sellers and Buyer agree to consult and resolve in good faith any issues arising as a result of the review of such returns.

     14.  TERMINATION.
          -----------

          14.  Termination.  This Agreement may be terminated and the
               -----------
transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

               14.1.1  By mutual written consent of Sellers and Buyer.

               14.1.2 By either Sellers, as a group, or Buyer, if (a) the Closing shall not have occurred on or before October 15, 1999; unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause; or (b) there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a governmental entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and nonappealable.

               14.1.3 By Sellers, if (i) any of the representations and warranties of Buyer contained in this Agreement shall not be true and correct when made or at any time prior to the Closing as if made at and as of such time, or (ii) Buyer shall have failed to fulfill any of its obligations under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days of actual knowledge thereof by Buyer, and such misrepresentation, breach of warranty, or failure has or may have a Material Adverse Effect.

               14.1.4 By Buyer, if (i) any of the representations and warranties of Sellers contained in this Agreement shall not be true and correct when made or at any time prior to the Closing as if made at and as of such time, or (ii) Sellers, Bridgestone, the LLCs, or Label Systems, Inc. shall have failed to fulfill any of its or their obligations under this Agreement, and, in the case of each of clauses
          (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within 30 days of actual knowledge thereof by Sellers, Bridgestone, the LLCs, or Label Systems, Inc., and such misrepresentation, breach of warranty, or failure has or may have a Material Adverse Effect.

          14.2  Effect of Termination.  In the event of the termination of this
                ---------------------
Agreement pursuant to Section 14.1 by Sellers or Buyer, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section, in
Section 8.2 and in Article 12 shall survive the termination hereof. Nothing contained in this section shall relieve any party from liability for any breach of this Agreement.

     15.  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION.
          --------------------------------------------

          15.1  Survival.  The right to make a claim for indemnification under
                --------
this Agreement, or any other claim for breach of Sellers' obligations hereunder through and including the Effective Date, shall survive the Closing for a period of 18 months except that a claim for indemnification under Section 13 shall continue to survive until the expiration date of the statute of limitations applicable to any indemnified liability thereunder. The time limitations set forth in this Section 15.1 shall not affect Buyer's right to assert claims for fraud or misrepresentation.

          15.2  Indemnification by Sellers.  Sellers  severally, in the
                --------------------------
proportions set forth in Schedule 15.2, shall defend, indemnify, and hold harmless Buyer, each director, officer, employee, or agent of Buyer, its subsidiaries, and each affiliate thereof, and their respective heirs, legal representatives, successors, and assigns (collectively, the "Buyer Group"), and will pay to the Buyer Group the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with (a) any inaccuracy in or breach of any of the representations, warranties, covenants, or agreements made by the Sellers, Bridgestone, the LLCs or Label Systems, Inc. contained in this Agreement, or in any certificate, instrument, or document delivered pursuant hereto; (b) the ownership, operation, management or use of Bridgestone, the LLCs or Label Systems, Inc., their businesses or assets prior to the Closing Date; (c) any products distributed or sold by Bridgestone, the LLCs or Label Systems, Inc. in connection with their businesses on or prior to the Closing Date; (d) the transfer to Label Systems, Inc. of any employee of Bridgestone; and (e) any acts or omissions of Bridgestone, the LLCs or Label Systems, Inc. prior to the Closing Date or any events or occurrences involving their assets, the operation of their businesses, or their employees or former employees taking place prior to the Closing Date. In the event of a claim by any creditor or other person or entity subject to this section, Buyer shall provide Sellers with written notice of such claim in the manner set forth in Section 16.1 below, within ten days of Buyer's receipt of the claim. Thereafter, Sellers shall have a period of five days within which to notify Buyer in the manner provided for in
Section 16.1, that they desire to intercede on Buyer's behalf and defend the claim at their sole cost (including without limitation, payment of any damages awarded or agreed to, interest, penalties, court costs, and attorneys' fees).
If Sellers fail to so notify Buyer and to defend the claim, Buyer may defend such claim at its cost and maintain an action against Sellers to recover all Damages. A claim for indemnification not involving a third party claim, may be served by written notice from Buyer to Sellers in the manner provided for in Section 16.1.

          15.3  Indemnification by Sellers-Environmental Matters. In addition to
                ------------------------------------------------
the provisions of Section 16.2, Sellers severally, in the proportions set forth in Schedule 15.2, shall defend, indemnify, and hold harmless the Buyer Group for, and will pay to the Buyer Group the amount of, any Damages (including costs of clean-up, containment, or other remediation) arising, directly or indirectly, from or in connection with (a) the Sellers, Bridgestone's, the LLCs' or Label Systems, Inc.'s ownership, or operation of any properties in which Sellers, Bridgestone, the LLCs or Label Systems, Inc. has or had an interest on or prior to the Closing Date, under any Applicable Environmental Laws, or (b) the presence of hazardous materials on any property used by Sellers, Bridgestone, the LLCs or Label Systems, Inc. or the use of any hazardous materials in Bridgestone's, the LLCs' or Label Systems, Inc.'s business on or prior to the Closing Date. Buyer will be entitled to control any clean-up and any related legal proceeding or investigation with respect to which indemnity may be sought under this Section 15.3.

          15.4  Limitation on Damages.  Except as otherwise provided in this
                ---------------------
Agreement, no amount shall be payable in indemnification under this Section 15, or for breach of this Agreement, unless the aggregate amount of Damages in respect of which the Sellers would be liable under this Section 15 exceed $250,000 (the "Basket"). In the event that the Damages exceed the Basket, the indemnified party shall be entitled to seek indemnification for only the amount in excess of the Basket. The maximum amount of Damages for which Felis, Zubretsky, Zucker, and Dolan would be liable under this Section 15 shall be an amount equal to $2,000,000 to be shared severally in the proportions set forth in Schedule 15.4.

          15.5  Indemnification by Buyer.  Buyer shall defend, indemnify, and
                ------------------------
hold harmless each Seller, and their respective heirs, legal representatives, successors, and assigns, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) an inaccuracy in or breach by Buyer of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument or document delivered pursuant hereto, and (b) any acts or omissions of Bridgestone after the Effective Date or occurrences involving the assets, the operation of the business, or the employees or former employees of Bridgestone taking place after the Effective Date. In the event of claim by any creditor or other person or entity subject to this section, Sellers shall provide Buyer with written notice of such claim in the manner set forth in Section 16.1 below, within ten days of its receipt of the claim. Thereafter, Buyer shall have a period of five days within which to notify Sellers in the manner provided for in Section 16.1 that it desires to intercede on Sellers' behalf and defend the claim at its sole cost (including without limitation, payment of any damages awarded or agreed to, interest, penalties, court costs, and attorneys' fees). If Buyer fails to notify Sellers and to defend the claim, Sellers may defend such claim at its cost and maintain an action against Buyer to recover the Damages. A claim for indemnification for any matter not involving a third party claim may be served by written notice by Sellers to Buyer as provided in Section 16.1.

     16.  MISCELLANEOUS.
          -------------

          16.1  Notices.  Any notices provided or required under the terms of
                -------
this Agreement shall be effective immediately when provided by verified facsimile transmission or personal delivery one business day after being deposited with a nationally recognized overnight courier, or five days after being sent by first class mail, and addressed as follows:

          If to Sellers:

               Keystone Technologies, L.L.C.
               192 Thomas Lane
               Stowe, VT 05672
               Facsimile: (802) 253-2886

               Kenneth P. Felis
               Co-Chairman
               Keystone Technologies, L.L.C.
               192 Thomas Lane
               Stowe, VT 05672
               Facsimile: (802) 253-2886

               Michael J. Zubretsky
               Co-Chairman
               Keystone Technologies, L.L.C.
               192 Thomas Lane
               Stowe, VT 05672
               Facsimile: (203) 333-9366

               Richard Zucker
               c/o Bridgestone Technologies, Inc.
               375 Howard Avenue
               Bridgeport, CT 06605
               Facsimile: (203) 333-9366

               Timothy Dolan
               c/o Bridgestone Technologies, Inc.
               375 Howard Avenue
               Bridgeport, CT 06605
               Facsimile: (203) 333-9366
          with a copy to:

                Rory M. Deutsch, Esq.
                Wollmuth Maher & Deutsch LLP
                500 Fifth Avenue, 12/th/ Floor
                New York, New York 10110
                Facsimile:  (212) 382-0050

          If to Buyer:

                Optical Security Group, Inc.
                Attention:  Mark T. Turnage, President
                535 16th Street, Suite 920
                Denver, Colorado  80202
                Facsimile:  (303) 534-1010

          with a copy to:

                Charles H. Jacobs
                Lohf, Shaiman & Jacobs, P.C.
                950 South CherryStreet, Suite 900
                Denver, Colorado 80246
                Facsimile:(303) 753-9997

          16.2  Governing Law.   THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE
                -------------
WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO ITS RULES OF CONFLICT WHICH WOULD REQUIRE APPLICATION OF THE SUBSTANTIVE LAW OF ANY OTHER JURISDICTION). VENUE FOR ANY PROCEEDING BROUGHT TO ENFORCE THE TERMS OF THIS AGREEMENT SHALL BE PROPER IN THE COUNTY OF NEW YORK, STATE OF NEW YORK.

          16.3  Succession.  This Agreement shall be binding upon and shall
                ----------
enure to the benefit of the parties, their successors, assigns and legal representatives.

          16.4  Entireties.  This Agreement constitutes the entire agreement
                ----------
between the parties. No modification of this Agreement shall be binding unless in writing and signed by both parties.

          16.5  Severability.  If any provision of this Agreement is found to be
                ------------
illegal, or unenforceable for any reason whatsoever, this Agreement shall be interpreted and construed without reference to such provision, and the balance of this Agreement shall remain in full force and effect.

          16.6   Cooperation.  The parties agree to execute such additional
                 -----------
documents and take such actions as may be required to effectuate the purposes of this Agreement.

          16.7   Paragraph Headings.  The paragraph headings are inserted in
                 ------------------
this Agreement for convenience only and are not intended to affect the terms of this Agreement.

          16.8   Amendment.  This Agreement may not be amended except by an
                 ---------
instrument in writing signed by or on behalf of all the parties hereto.

          16.9   Press Releases and Public Announcements.  No party shall issue
                 ---------------------------------------
any press release or otherwise make any public announcement or disclose information to any third party (except those agents or representatives of a party directly involved in the transactions contemplated by this Agreement and except as required by law), concerning this Agreement or the transactions contemplated hereby, without the consent of the other party. Notwithstanding the above, Buyer may disclose such information concerning this Agreement or the transactions contemplated hereby without the Sellers' approval, if the Seller is advised by its legal counsel that it must do so in order to comply with the laws, rules, and regulations concerning publically traded entities. In such case, Sellers shall be entitled to review and comment on the proposed press release or announcement prior to its being issued.

          16.10  Gender.  Throughout this Agreement, where such meanings would
                 ------
be appropriate, the masculine gender shall be deemed to include the feminine and the neuter and singular shall be deemed to include the plural.

          16.11  [Intentionally Omitted]
                  ---------------------

          16.12  Counterparts; Facsimile Signatures.  This Agreement may be
                 ----------------------------------
executed in counterparts, each of which shall be deemed an original and which together shall constitute a single instrument. This Agreement and each document related hereto may be executed and delivered by telecopier or other facsimile transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart.

          16.13  Remedies Not Exclusive.  Except as otherwise provided in this
                 ----------------------
Agreement, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

          16.14  Attorneys' Fees.  If any party obtains or engages an attorney
                 ---------------
or attorneys for the purpose of enforcing its rights under the terms of this Agreement for negotiation, litigation, arbitration, or other alternative dispute resolution procedure, the prevailing party shall be entitled to recover their or its attorneys' fees, costs, and disbursements in addition to any other relief sought or awarded.

          16.15  Waiver.  Neither the failure nor any delay by any party in
                 ------
exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege, or the exercise of any other right, power, or privilege.

          16.16  Time.  Time is of the essence of this Agreement.
                 ----


     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                              SELLERS:

                              KEYSTONE TECHNOLOGIES, L.L.C.



                              By:/s/ Kenneth P. Felis and Michael J. Zubretsky
                                 ---------------------------------------------

                              Its:  Managing Members


                              /s/ Kenneth P. Felis
                              --------------------------------
                              Kenneth P. Felis


                              /s/ Michael J. Zubretsky
                              --------------------------------
                              Michael J. Zubretsky


                              /s/ Richard Zucker
                              --------------------------------
                              Richard Zucker


                              /s/ Timothy Dolan
                              --------------------------------
                              Timothy Dolan

                              BUYER:

                              OPTICAL SECURITY GROUP, INC.



                              By: /s/ Richard H. Bard
                                 ----------------------------------
                              Richard H. Bard, Chairman